SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 28, 2000



                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


        0-30162                                         11-3383642
(Commission File Number)                           (IRS Employer Id. Number)

        230 Park Avenue
      New York, New York                                      10169
(Address of principal executive offices)                    (Zip Code)



                                (212) 931-8000
             (Registrant's telephone number, including area code)



         This Current Report on Form 8-K is being submitted in order to file Reckson Service Industries, Inc.'s and its Subsidiaries' (the "Company") and VANTAS Incorporated's and its Subsidiaries ("VANTAS") December 31, 1999 financial statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements

               Reckson Service Industries, Inc. and Subsidiaries

               Report of Independent Auditors

               Consolidated Balance Sheets of the Company as of December 31,
                      1999 and December 31, 1998

               Consolidated Statements of Operations of the Company for the
                      years ended December 31, 1999 and 1998 and for the period July 15, 1997 (commencement of operations) to December 31, 1997

               Consolidated Statements of Shareholders' Equity of the Company
                      for the years ended December 31, 1999 and 1998 and for the period July 15, 1997 (commencement of operations) to December 31, 1997

               Consolidated Statements of Cash Flows of the Company for the
                      year ended December 31, 1999 and 1998 and for the period July 15, 1997 (commencement of operations) to December 31, 1997

               Notes to Consolidated Financial Statements

               VANTAS Incorporated and Subsidiaries
               ------------------------------------

               Report of Independent Auditors - Ernst & Young LLP

               Report of Independent Auditors - PricewaterhouseCoopers LLP

               Consolidated Balance Sheets of VANTAS as of December 31, 1999
                      and December 31, 1998

               Consolidated Statements of Operations of VANTAS for the years ended December 31, 1999 and June 30, 1998 and 1997 and for the period July 1, 1998 to December 31, 1998

               Consolidated Statements of Redeemable Convertible Preferred
                      Stock and Stockholders' Equity (Deficiency) of VANTAS for the periods ending December 31, 1999 and 1998 and June 30, 1998 and 1997

               Consolidated Statements of Cash Flows of VANTAS for the years ended December 31, 1999 and June 30, 1998 and 1997 and for the period July 1, 1998 to December 31, 1998

               Notes to Consolidated Financial Statements

               Schedule II - Valuation and Qualifying Accounts

          (c)  Exhibits

               23.1     Consent of Ernst & Young LLP

               23.2     Consent of PricewaterhouseCoopers LLP



                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Reckson Service Industries, Inc.

We have audited the accompanying consolidated balance sheets of Reckson Service Industries, Inc. and Subsidiaries (d/b/a FrontLine Capital Group) as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1999 and 1998 and for the period for July 15, 1997 (commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reckson Service Industries, Inc. and Subsidiaries (d/b/a FrontLine Capital Group) as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and for the period from July 15, 1997 (commencement of operations) to December 31, 1997, in conformity with accounting principles generally accepted in the United States.

                               /s/ ERNST & YOUNG LLP



New York, New York
February 22, 2000


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                        (d/b/a FrontLine Capital Group)
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share amounts)


                                                                            December 31, 1999             December 31, 1998
                                                                            -----------------             -----------------

Assets:
Current Assets:

Cash and cash equivalents...............................................     $             32,740      $                 2,026
Restricted cash (Notes 2 and 6).........................................                   21,572                         ----
Accounts receivable, net of allowance for doubtful accounts of $861 in 1999                 8,426                         ----
Other current assets....................................................                   16,008                         ----
                                                                         ------------------------      -----------------------
     Total Current Assets...............................................                   78,746                        2,026

Ownership interests in and advances to Partner Companies (Note 3).......                   61,207                       30,277
Other ownership interest (Note 9).......................................                   36,626                       15,561
Intangible assets (net) (Note 2)........................................                  239,412                         ----
Property and equipment (net) (Note 2)...................................                   80,425                          100
Other assets (net) (Notes 2 and 8)......................................                   45,567                       10,879
                                                                         ------------------------      -----------------------
     Total Assets.......................................................        $         541,983      $                58,843
                                                                         ========================      =======================

Liabilities and Shareholders' Equity:
Current Liabilities:

Accounts payable and accrued expenses...................................       $           51,383      $                 1,894
Current portion of notes payable (Note 6)...............................                   12,500                         ----
Deferred rent payable (Note 10).........................................                    2,165                         ----
Other current liabilities...............................................                    1,139                         ----
                                                                         ------------------------      -----------------------
     Total Current Liabilities..........................................                   67,187                        1,894

Credit facilities with related parties (Note 8).........................                  121,848                       40,981
Secured credit facility (Note 5)........................................                   44,407                         ----
Notes payable (Note 6)..................................................                  108,125                         ----
Deferred rent payable (Note 10).........................................                   22,794                         ----
Other liabilities ......................................................                   28,175                         ----
                                                                         ------------------------      -----------------------
     Total Liabilities..................................................                  392,536                       42,875
                                                                         ------------------------      -----------------------

Minority interest.......................................................                   35,338                         ----

Commitments and Contingencies (Notes 8 and 10)..........................                     ----                         ----

Shareholders' Equity: (Notes 1 and 7)
Preferred stock, $.01 par value 25,000,000 shares authorized, none issued and
outstanding.............................................................                     ----                         ----
Common stock, $.01 par value, 100,000,000 shares authorized, 30,672,794 and
24,685,514 shares issued and outstanding, at December 31, 1999 and December
31, 1998, respectively..................................................                      307                          247
Additional paid in capital..............................................                  162,054                       24,126
Accumulated deficit.....................................................                 (48,252)                      (8,405)
                                                                         ------------------------      -----------------------
     Total Shareholders' Equity.........................................                  114,109                       15,968
                                                                         ------------------------      -----------------------
     Total Liabilities and Shareholders' Equity.........................    $             541,983      $                58,843
                                                                         ========================      =======================

         (See accompanying notes to consolidated financial statements)



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                        (d/b/a FrontLine Capital Group)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except share amounts)

                                                                                                                    For the period
                                                                                                                    July 15, 1997

                                                          For the year                 For the year                (commencement of
                                                              ended                        ended                    operations) to
                                                        December 31, 1999            December 31, 1998            December 31, 1997
                                                    -------------------------     -----------------------      ---------------------
Operating Revenues:

Executive office suite income...................... $                 124,564     $                  ----      $
Support services and other (Note 8)................                    90,812                         336                     -----
                                                    -------------------------     -----------------------      --------------------

       Total Operating Revenues....................                   215,376                         336                      ----
                                                    -------------------------     -----------------------      --------------------

Operating Expenses:

Cost of revenue....................................                   175,454                        ----                      ----
Partner Company  general and administrative expenses                   11,995                        ----                      ----
                                                    -------------------------     -----------------------      --------------------
       Total Operating Expenses....................                   187,449                        ----                      ----
                                                    -------------------------     -----------------------      --------------------
       Partner Company Operating Income                                27,927                         336                      ----
                                                    -------------------------     -----------------------      --------------------
Other income (expenses):

Merger and integration costs (Note 2)..............                  (26,730)                         ---                      ----

Corporate general and administrative expenses......                   (9,509)                     (2,613)                     (479)
Depreciation and amortization......................                  (15,680)                     (1,260)                       (8)
Amortization of deferred charges (Note 7)..........                   (8,455)                        ----                      ----
Interest (expense) income (Note 8).................                  (18,432)                       (644)                         6
                                                    -------------------------     -----------------------      --------------------

Loss before benefit for income taxes, minority
interest and equity in earnings (loss) of Partner
Companies and other ownership interest.............                   (50,879)                    (4,181)                     (481)
Benefit for income taxes...........................                     2,841                         ---                       ---
                                                    -------------------------     -----------------------      --------------------
Loss before minority interest and equity in
earnings (loss) of Partner Companies and other
ownership interest.................................                  (48,038)                     (4,181)                     (481)
Minority interest..................................                   18,790                        ----                      ----
Equity in earnings (loss) of Partner Companies
and other ownership interest (Note 3)..............                  (10,599)                     (3,966)                       223
                                                    -------------------------     -----------------------      --------------------
    NET LOSS....................................... $                (39,847)     $               (8,147)      $               (258)
                                                    =========================     =======================      ====================

Basic and diluted net loss per weighted average
 common share...................................... $                  (1.56)     $                (.56)       $               ----
                                                    =========================     =======================      ====================
Basic and diluted weighted average common
shares outstanding.................................                25,600,985                  14,522,513                      ----
                                                    =========================     =======================      ====================

         (See accompanying notes to consolidated financial statements)



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                        (d/b/a FrontLine Capital Group)
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                (in thousands)

                                                                                                                Total
                                                  Common        Additional Paid in    Accumulative           Shareholders'
                                                   Stock             Capital              Deficit                Equity
                                              ---------------  ------------------   -------------------    -------------------
Initial capitalization, July 15, 1997........ $          ----  $            4,480   $                --    $            4,480

Net Loss.....................................            ----                ----                 (258)                  (258)
                                              ---------------  ------------------   -------------------    -------------------

Shareholders' equity, December 31,1997.......            ----               4,480                 (258)                  4,222

Distribution of shares.......................              41                ----                  ----                     41

Proceeds from rights offering, net of costs
   of  $1,296................................             206              19,646                  ----                 19,852

Net loss.....................................            ----                ----               (8,147)                 (8,147)
                                              ---------------  ------------------   -------------------    -------------------


Shareholders' equity, December 31, 1998......             247              24,126               (8,405)                 15,968

Issuance of common stock.....................              44              71,923                  ----                 71,967

Proceeds from the exercise of employee options              2                 274                  ----                    276

Issuance of Warrants (Note 3)................            ----               2,172                  ----                  2,172

Proceeds from public offering, net of costs of
 $4,348......................................              14              63,559                  ----                 63,573

Net loss.....................................            ----                ----              (39,847)               (39,847)
                                              ---------------  ------------------   -------------------    -------------------

Shareholders' equity, December 31, 1999......            $307            $162,054             $(48,252)               $114,109
                                              ===============  ==================   ===================    ===================

         (see accompanying notes to consolidated financial statements)



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                        (d/b/a FrontLine Capital Group)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                                                                    For the period
                                                                                                                     July 15, 1997
                                                                   For the year              For the year          (commencement of
                                                                       ended                     ended              operations) to
                                                                 December 31, 1999         December 31, 1998       December 31, 1997
                                                               ---------------------     ---------------------    ------------------
CASH FLOWS FROM OPERATING :
Net Loss                                                       $             (39,847)     $          (8,147)     $             (258)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
     Amortization and depreciation...........................                 15,680                     39                       8
     Equity in (earnings) loss of Partner Companies and other
      ownership interest......................................                10,599                  3,966                    (223)
     Minority interest........................................               (18,790)                  ----                    ----
     Benefit for income taxes.................................                (2,841)                  ----                    ----
     Non-cash compensation....................................                18,000                   ----                    ----
Changes in operating assets and liabilities:

     Accounts receivable, net.................................                (1,329)                  ----                    ----
     Other assets.............................................                (6,532)               (1,453)                     (30)
     Equipment................................................                  (341)                 (115)                    ----
     Deferred rent............................................                 4,889                   ----                    ----
     Organization and pre-acquisition costs...................                  ----                    658                    (690)
     Accounts payable and accrued expenses....................                32,762                  1,774                     119
     Other liabilities........................................                    88                   ----                    ----
     Affiliates receivables...................................                 7,427               (11,741)                   2,345
                                                               ---------------------  ---------------------   ---------------------
Net cash provided by (used in) operating activities...........                19,765               (15,019)                   1,271
                                                               ---------------------  ---------------------   ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES :

     Acquisitions of Executive Office Suite Centers...........               (88,870)                  ----                    ----
     Restricted cash..........................................               (10,318)                  ----                    ----
     Acquisition of ownership interests and advances to Partner
     Companies................................................              (111,572)               (30,077)                   (325)
     Other ownership interest.................................               (20,760)               (13,882)                 (1,674)
                                                               ---------------------  ---------------------   ---------------------
Net cash used in investing activities                                       (231,520)               (43,959)                 (1,999)
                                                               ---------------------  ---------------------   ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES :

     Issuance of common stock, net............................                69,911                   ----                    ----
     Capital contributions....................................                  ----                   ----                     857
     Deferred financing costs.................................                (4,398)                  ----                    ----
     Costs of capital.........................................                  (457)                  ----                    ----
     Net proceeds from credit facilities with related parties.               128,492                 40,982                    ----
     Capital leases...........................................                (2,226)                  ----                    ----
     Exercise of options......................................                 3,125                   ----                    ----
     Net proceeds from secured credit facility................                44,407                   ----                    ----
     Net proceeds from rights offering........................                  ----                 19,893                    ----
                                                               ---------------------  ---------------------   ---------------------
     Net cash provided by financing activities................               238,854                 60,875                     857
                                                               ---------------------  ---------------------   ---------------------

CASH AND CASH EQUIVALENTS:

     Net increase.............................................                27,099                  1,897                     129
     Beginning of year........................................                 5,641                    129                    ----
                                                               ---------------------  ---------------------   ---------------------
     End of year.............................................. $              32,740  $               2,026   $                 129
                                                               =====================  =====================   =====================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during the year for interest................... $              14,253 $                  816   $                ----
                                                               =====================  =====================   =====================
     Cash paid during the year for income taxes............... $               2,009 $                 ----   $                ----
                                                               =====================  =====================   =====================

         (see accompanying notes to consolidated financial statements)


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

     1.     Description of the Company

     Reckson Service Industries, Inc. and Subsidiaries d/b/a FrontLine Capital Group ("FrontLine" or the "Company"), was formed on July 15, 1997. FrontLine is a publicly-traded operating company that identifies, acquires interests in, and develops a network of business-to-business ("B2B") e-commerce and e-service companies (the "Partner Companies") that service small and medium sized enterprises, independent professionals and the mobile workforce of larger companies.

     The Company acquires significant, long-term stakes in targeted Partner Companies, which it incorporates into a collaborative network of e-commerce and e-services companies, seeking to accelerate their growth and increasing their likelihood of success. FrontLine has developed an extensive e-Cooperative platform that allows its Partner Companies to benefit from its operational and management resources and experience, the Company's extensive customer base as well as gain significant synergies from other existing and future Partner Companies. The e-Cooperative consists of the:

         o enterprise Development Group ("eDG") - eDG offers strategic guidance, organizational design, human resources, recruiting and technology assistance to its Partner Companies,

         o Collaborative network of Partner Companies - Enables Partner Companies to share collective knowledge and benefit from cross-selling and cross-marketing business development opportunities,

         o Advisory Board - The Advisory Board of independent industry professionals will supplement FrontLine's eDG by providing management guidance to Partner Companies and sourcing new business opportunities.

     The Company's strategy is to continue to expand its network of Partner Companies and its e-Cooperative platform by pursuing additional acquisitions that complement and enhance the overall network. FrontLine seeks to add significant value to its Partner Companies with the goal of creating industry leaders that have the potential to become public companies, act as industry consolidators or merge with the proper strategic partners. FrontLine targets early stage companies that can benefit from FrontLine's entire franchise and therefore have the potential to create significant value for FrontLine.

     FrontLine seeks to focus its future acquisitions in the Internet sector by targeting three types of B2B e-commerce and e-services companies:

         o Internet-based outsourcing (i.e. companies that utilize the Internet to enable the outsourcing of non-core business functions),

         o e-commerce and infrastructure (i.e. companies that primarily deliver or enable the delivery of goods and services over the Internet),

         o Virtual office solutions (i.e. companies that combine a physical infrastructure with an Internet enabled model to enhance the delivery of their services).

      Although the Company refers to the companies in which it has acquired an equity and cost ownership interest as its "Partner Companies" and that it has a "partnership" with these companies, it does not act as an agent or legal representative for any of these companies, it does not have the power or authority to legally bind any of its Partner Companies and it does not have the types of liabilities in relation to its Partner Companies that a general partner of a partnership would have.



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The accompanying consolidated financial statements present the consolidated financial position of the Company and its majority owned subsidiaries, VANTAS Incorporated ("VANTAS") and OneXstream.com, Inc. at December 31, 1999 and 1998 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and for the period July 15, 1997 to December 31, 1997. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

      Change in Accounting Principle

      In 1999, the Company changed its balance sheet presentation to a classified balance sheet. The balance sheet in prior years, beginning in 1998, was presented as unclassified. The new method was adopted in conjunction with the consolidation of VANTAS, a service company, and has been applied to the prior year's balance sheet to conform to the 1999 presentation. The change has no effect on the consolidated statement of operations.

      Accounting for Ownership Interests in Partner Companies and other Ownership Interest

      The interests that FrontLine acquires in its Partner Companies and other ownership interest are accounted for under one of three methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on the Company's voting interest and rights in a Partner Company.

      Consolidation. Partner Companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, a Partner Company's results of operations are reflected within the Company's Consolidated Statements of Operations. All significant inter-company accounts and transactions have been eliminated. Participation of other Partner Company shareholders in the earnings or losses of a consolidated Partner Company are reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated Partner Company.

      Equity Method. Partner Companies and other ownership interests whose results are not consolidated, but over whom the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a Partner Company or other ownership interest depends on an evaluation of several factors including, among others, representation on the Partner Company's or other ownership interest's Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Partner Company and other ownership interests, including voting rights associated with the Company's holdings in common, preferred and any other convertible instruments in the Partner Company and other ownership interests. Under the equity method of accounting, a Partner Company's or other ownership interest's accounts are not reflected within the Company's Consolidated Statements of Operations; however, FrontLine's share of the earnings or losses of the Partner Company or other ownership interest is reflected in the caption "Equity in earnings (loss) of Partner Companies and other ownership interests" in the Consolidated Statements of Operations.

      The amount by which the Company's carrying value exceeds its share of the underlying net assets of Partner Companies or other ownership interests accounted for under the consolidation or equity method of accounting is amortized on a straight-line basis over 30 years which adjusts the Company's share of the Partner Company's or other ownership interest's earnings or losses.

      Cost Method. Partner Companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Statements of Operations. The Company also recognizes income from dividends on distributed earnings of its Partner Companies. However, cost method impairment charges are recognized in the Consolidated Statement of Operations with the new cost basis not written-up if circumstances suggest that the value of the Partner Company has subsequently recovered.



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      The Company records its ownership interest in debt securities of Partner Companies accounted for under the cost method at cost as it has the ability and intent to hold these securities until maturity. The Company records its ownership interests in equity securities of Partner Companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests would be classified as available-for-sale securities or some other classification in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". In addition to the Company's investments in voting and non-voting equity and debt securities, it also periodically makes advances to its Partner Companies in the form of promissory notes which are accounted for in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan".

      The Company continually evaluates the carrying value of its ownership interests in and advances to each of its Partner Companies for possible impairment based on achievement of business plan objectives and milestones, the value of each ownership interest in the Partner Company relative to carrying value, the financial condition and prospects of the Partner Company, and other relevant factors. The business plan objectives and milestones the Company considers include, among others, those related to financial performance such as achievement of planned financial results or completion of capital raising activities, and those that are not primarily financial in nature such as the launching of a web site, business development activities, or the hiring of key employees. The fair value of the Company's ownership interests in and advances to privately held Partner Companies is generally determined based on the value at which independent third parties have invested or have committed to invest in the Partner Companies.

      Cash and Cash Equivalents

      The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      Restricted Cash

      VANTAS has restricted cash of approximately $21.6 million that was held at December 31, 1999 for future acquisitions of executive office suite centers.

      Revenue Recognition

      The Company's operating revenues for the year ended December 31, 1999 were primarily attributable to VANTAS. VANTAS' revenue is derived primarily from the operation of their executive office suites and the range of telecommunication and business support services provided to clients, and are recognized as the related services are provided.

      Receivables and Concentration of Credit Risk

      VANTAS performs credit evaluations of its clients and generally requires at least two months' rent as a security deposit. VANTAS facilities are located primarily throughout the United States, which limits VANTAS' exposure to certain economic risks, based upon local economic conditions.

      VANTAS' cash balances are held primarily at one financial institution and may, at times, exceed insurable amounts. VANTAS believes it mitigates its risk by investing in or through a major financial institution. Recoverability would be dependent upon the performance of the institution.



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets which range from five to seven years. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. As of December 31, 1999, accumulated depreciation was approximately $14.0 million.

      If there is an event or a change in circumstance that indicates that the basis of the Company's long-lived assets may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected operating cash flows of the asset over its remaining useful life, on an undiscounted basis, to the carrying amount of the asset. Such carrying amount would be adjusted, if necessary, to reflect an impairment in the value of the assets.

      Deferred Financing Costs

      The Company has amortized deferred financing costs over the term of the related debt. As of December 31, 1999, accumulated amortization was approximately $2.0 million.

      Intangible Assets

      Intangible assets consist primarily of goodwill which is the excess of the purchase price over the net assets of acquired companies by FrontLine and is being amortized on the straight-line method primarily over 30 years. As of December 31, 1999 accumulated amortization was approximately $9.0 million.

      If there is an event or change in circumstances that indicates that the basis of FrontLine's long-lived intangibles may not be recoverable, FrontLine's policy is to assess any impairment in value by making a comparison of the current and projected operating cash flows of the business center for which the intangible relates over its remaining useful life, on an undiscounted basis, to the carrying amount of the intangible. Such carrying amount would be adjusted, if necessary, to reflect an impairment in the value of the intangible assets.

      Rent Expense

      Generally accepted accounting principles require that rent expense be recognized on a straight-line basis over the term of the related lease. The difference between the rent expense recognized for financial reporting purposes and the actual payments made in accordance with the lease agreement is recognized as a deferred rent liability.

      Merger and Integration Costs

      VANTAS incurred merger and integration costs during the year ended December 31, 1999 in connection with its merger with FrontLine. Such charges consisted primarily of compensation expense, professional fees, business process re-engineering and other integration costs.

      Stock Based Compensation

      The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options and grants because the alternative fair value accounting provided for under Financial Accounting Standard Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation," ("FAS 123") requires the use of option valuation models that were not developed for use in valuing employee stock options.



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Income Taxes

      At inception, the Company adopted SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"), which prescribes an asset and liability method of accounting for income taxes. Under SFAS 109, deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years. A valuation allowance is recognized if it is more likely than not that some portion of the deferred asset will not be recognized. The Company has recognized a deferred tax asset of $9.9 million attributable to VANTAS at December 31, 1999. The remaining deferred tax assets at December 31, 1999 and 1998 have been reserved for 100% due to the uncertainty as to whether these assets will have benefit in future periods.

      VANTAS accounts for income taxes under the liability method which requires recognition of deferred tax assets and liabilities based upon the expected future tax consequences of events included in VANTAS' financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. At December 31, 1999, VANTAS recognized a current income tax benefit of approximately $2.8 million.

      Earnings Per Share

      In 1997, the FASB issued Statement No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to the SFAS 128 requirements.



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Comprehensive Income

      In 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130") which is effective for fiscal years beginning after December 15, 1997. SFAS 130 established standards for reporting comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 requires that all components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The adoption of this standard had no impact on the Company's financial position or results of operations.

      Fair Value of Financial Instruments

      SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" requires FrontLine to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents because of the short maturity of those instruments. For the loans payable to affiliates and others, the estimated fair value approximates the recorded balance.

      Disclosures about Segments of an Enterprise and Related Information

      In 1997, the FASB issued Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") which is effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this standard had no impact on the Company's financial position or results of operations, but did effect the disclosure of segment information, see
      Note 13.

      Derivative Instruments and Hedging Activities

      In June 1999, the FASB issued Statement No.137, amending Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which extended the required date of adoption in the years beginning after June 15, 2000. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Company expects to adopt the new Statement effective January 1, 2001. The Company does not anticipate that the adoption of this Statement will have any effect on its results of operations or financial position.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Reclassifications

      Certain prior year amounts have been reclassified to conform to the current year presentation.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

3. OWNERSHIP INTERESTS IN PARTNER COMPANIES

Partner Companies at December 31, 1999 and December 31, 1998 included:



                                                           Voting Ownership on a Basic Basis     Voting Ownership on a Diluted Basis
                                                           ---------------------------------     -----------------------------------
                                Company      Accounting
                                 Since         Method    December 31, 1999   December 31, 1998  December 31, 1999  December 31, 1998
                                 -----       ----------  -----------------   -----------------  -----------------  -----------------
AdOutlet.com                     1999          Cost              12%               N/A                10%                 N/A
CommerceInc. Corporation         1999         Equity             31%               N/A                26%                 N/A
DitigalWork.com                  1999          Cost              <1%               N/A                <1%                 N/A
EmployeeMatters, Inc.            1999         Equity             53%               N/A                45%                 N/A
Giftcertificates.com             1999          Cost              <1%               N/A                <1%                 N/A
LiveCapital.com                  2000          Cost              **4%              N/A               **4%                 N/A
Neo Carta Ventures               1999          Cost               4%               N/A                 4%                 N/A
OneXstream.com, Inc.             1998       Consolidation        93%               N/A                80%                 59%
OnSite Access, Inc.              1997         Equity             37%                1%                22%                  1%
Opus360 Corporation              1999          Cost              <1%               N/A                <1%                 N/A
Realty Information
  Tracking Service Inc.          1999         Equity             68%               N/A                54%                 N/A
UpShot.com                       2000         Equity            **20%              N/A              **18%                 N/A
VANTAS Incorporated              1998       Consolidation        *84%              21%               *76%                 21%


* Included additional ownership interest acquired in January 2000. **Ownership interest acquired in February 2000.

The Company's ownership interests in Partner Companies are classified according to the applicable accounting method utilized at December 31, 1999 and 1998. The carrying value represents the Company's acquisition cost less any impairment charges, plus or minus the Company's share of such Partner Companies' income or loss. The cost basis represents the Company's acquisition costs less any impairment charges in such Partner Companies. The Company's ownership interests in and advances to Partner Companies accounted for under the equity method or cost method of accounting are as follows (in thousands):




                             December 31, 1999                        December 31, 1998
                             -----------------                       -----------------

                   Carrying Value       Cost Basis          Carrying Value        Cost Basis
                   --------------       ----------          --------------        ----------

Equity Method        $54,807             $65,741               $30,277            $30,402
Cost Method            6,400               6,400                   ---               ----
                     -------                                   -------
                     $61,207                                   $30,277
                     =======                                   =======


The following are the Company's summarized earnings/(losses) on ownership interests in Partner Companies (in thousands):



                                                                                                  For the period
                                                                                                   July 15, 1997
                                                                                                 (commencement of
                                                For the year ended      For the year ended        operations) to
                                                 December 31, 1999      December 31, 1998        December 31, 1997
                                              --------------------      ------------------     ------------------
VANTAS  and predecessor entities......        $        --                     $ (95)               $  ----
OnSite Access, Inc. and predecessor entity         (8,137)                      (30)                  ----
EmployeeMatters,Inc...................             (2,230)                     ----                   ----
CommerceInc. Corporation..............               (526)                     ----                   ----
Realty Information Tracking Services, Inc.            (11)                     ----                   ----
Other ownership interests.............                ----                      119                    223
                                               ------------------      ------------------     ------------------
Net income (loss) on ownership interests
in Partner Companies...................        $  (10,904)                   $  (6)               $    223
                                              ===================      ===================     ==================



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

3. OWNERSHIP INTERESTS IN PARTNER COMPANIES (CONTINUED)

The Company's ownership interests in Partner Companies are summarized as follows:

EXECUTIVE OFFICE SUITES AND VIRTUAL OFFICE SERVICES
---------------------------------------------------

VANTAS and Predecessor Entities

On January 8, 1999, InterOffice Superholdings Corporation ("InterOffice") (36 executive office suite centers) and Reckson Executive Centers, Inc. ("Reckson Executive") (8 executive office suite centers) merged with Alliance National Incorporated, a holding company which owned and operated approximately 90 nationally located executive office suite centers (the "Merger"). To effectuate the merger, the Company contributed approximately $21.4 million of assets. The merged entity changed its name to VANTAS Incorporated ("VANTAS"). The stockholders of InterOffice and Reckson Executive received convertible Series C Preferred Stock of VANTAS representing approximately 40% of the equity interest in VANTAS of which approximately 23% of VANTAS was owned by the Company as of the merger.

As of December 31, 1999, VANTAS operates 201 business centers in 27 states, the District of Columbia, France and Mexico and manages 5 others for unrelated property owners. VANTAS provides fully furnished individual offices and suites and a full range of telecommunication and business support services to its clients that generally require 2,000 square feet or less of traditional office space. VANTAS does not own the real estate in which the business centers are located.

During the third quarter of 1999, the Company increased its ownership in VANTAS to approximately 35% on a basic basis and 29% on a diluted basis through an additional $23.0 million equity ownership interest as a part of a $30.0 million financing by VANTAS.

Subsequently, the Company entered into a number of stock purchase agreements with other VANTAS stockholders to increase its ownership to approximately 84% on a basic basis and 76% on a diluted basis. The terms to acquire these VANTAS shares were generally to pay 70% of the purchase price in cash and the remaining 30% in FrontLine stock, which at the time had a value of $19.00 per share. The closings for these transaction have been taking place periodically since November 30, 1999 and are anticipated to be completed by March 31, 2000. As of December 31, 1999, the Company had expended approximately $59.8 million in cash and issued 1,828,099 shares of its common stock. In closings subsequent to December 31, 1999, the Company has paid approximately $42.0 million in cash and issued 1,294,103 shares of its common stock. One final closing remains, at which time the Company will pay a balance of approximately $1.3 million in cash.

As a result of this stepped acquisition during 1999 of a controlling interest in VANTAS, the Company changed the accounting method for its investment in VANTAS from the equity method to consolidation during the fourth quarter of 1999.

e-Businesses
------------

OnSite Access

In 1998, the Company had owned a 1% interest on a basic and diluted basis in On-Site Ventures, LLC, ("On-Site"), a company that provides advanced telecommunications systems and services within commercial buildings and/or building complexes. The Company had also advanced On-Site $6.5 million through December 31, 1998 to fund operating costs under the terms of a 12% subordinated convertible note.

On April 16, 1999, the Company contributed approximately $5.25 million to On-Site as part of a $60.0 million private equity financing agreement (the "Financing Transaction") which included FrontLine and several strategic third party private equity investors. The equity agreement required the Company to fund up to $15 million. On July 1, 1999, On- Site merged into OnSite Access, Inc. ("OnSite Access"), a Delaware corporation whereby, closings were completed for approximately $20.5 million of additional equity in connection with the Financing Transaction. The investors, including FrontLine, in the Financing Transaction were committed to invest the remaining $39.5 million, subject only to satisfaction of the conditions of the Financing Transaction and the corporation's call for funds. In addition, in connection with the merger, the principal and accrued interest outstanding under the $6.5 million subordinated FrontLine loan was converted into 5,869,000 shares of Preferred Stock issued to FrontLine. On October 15, 1999, the Company increased its ownership in OnSite Access by 7% to 36% on a basic basis by issuing 1,731,597 shares of common stock valued at $13.63 per share to another OnSite Access shareholder. At December 31, 1999, FrontLine had funded its entire capital commitment and owns approximately 37% and 22% of OnSite Access on a basic and diluted basis, respectively.

               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

3. OWNERSHIP INTERESTS IN PARTNER COMPANIES (CONTINUED)

Summarized financial information and a summary of the Company's investment in and advances to OnSite Access and FrontLine's share of its loss is as follows (in thousands):


BALANCE SHEET

                                                                                 December 31, 1999
                                                                                 -----------------
Current assets...............................................................       $      25,535
Property and equipment (net).................................................              20,052
Intangibles (net)............................................................              25,055
Other assets.................................................................               4,132
                                                                                    -------------
     Total Assets............................................................       $      74,774
                                                                                    =============

Liabilities and Stockholders' Equity (Deficit):

Current liabilities..........................................................       $      13,702
Other Liabilities............................................................               1,913
                                                                                    -------------
     Total Liabilities.......................................................              15,615
                                                                                    -------------


Redeemable Preferred Stock and Stockholders' Equity (deficit):

Non FrontLine preferred and common stock.....................................             104,274
Stockholders' loans for restricted stock.....................................             (2,471)
Deferred equity compensation.................................................            (24,878)
Accumulated deficit..........................................................            (40,732)
                                                                                    -------------

FrontLines' net investment in OnSite Access..................................              39,017
Add: Net loss allocation.....................................................               8,137
Less: Payment to OnSite Access shareholder...................................            (23,593)
Less: Excess acquisition costs...............................................               (595)
                                                                                    -------------
FrontLine preferred and common stock in OnSite Access........................              22,966
                                                                                    -------------

     Total Redeemable Preferred Stock and Stockholders' Equity (deficit).....              59,159
                                                                                    -------------
     Total Liabilities and Stockholders' Equity (deficit)....................       $      74,774
                                                                                    =============



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

3. OWNERSHIP INTERESTS IN PARTNER COMPANIES (CONTINUED)


STATEMENT OF OPERATIONS

                                                       For the year ended
                                                        December 31, 1999
                                                       ------------------

Revenues.........................................       $        3,646
                                                        --------------
Expenses:
     Direct costs of revenue....................                 3,090
     Selling, general and administrative........                29,361
     Depreciation and amortization..............                 2,838
     Interest expense (net).....................                   899
                                                        --------------
Total operating expenses........................                36,188

Net loss........................................              (32,542)
                                                        --------------

Other interests, share of net loss.............               (24,405)
                                                        --------------
FrontLines' share of net loss..................         $      (8,137)
                                                        ==============

Other e-Businesses

On August 11, 1999, FrontLine acquired a 53% on a basic basis and 45% noncontrolling interest on a fully diluted basis in EmployeeMatters, Inc. ("EmployeeMatters") for a purchase price of $15.0 million. At the time, $5 million was paid in cash and $10 million was in the form of a note. EmployeeMatters is an Internet-based employee benefits and human administration outsourcing company targeting small and medium-size businesses.

FrontLine acquired Series A Preferred Stock of EmployeeMatters which is convertible into shares of common stock of EmployeeMatters. The Preferred Stock will convert automatically in the event EmployeeMatters completes an initial public offering within certain parameters. FrontLine is also committed to invest an additional $7.5 million in connection with a future equity funding. FrontLine also entered into a Stockholders' Agreement and a Registration Rights Agreement in respect of certain governance, voting and stockholder rights, including rights with respect to board representation, rights of first offer with respect to their EmployeeMatters stock, pre-emptive rights, registration rights and other matters.

In December 1999, the Company issued warrants to purchase 200,000 shares of the Company's common stock to the executive officers of EmployeeMatters in exchange for options to purchase 789,474 shares of EmployeeMatters. The fair market value of these warrants is approximately $2.2 million, as determined by the Black-Scholes valuation pricing model. This value is included in the Company's investment in EmployeeMatters at December 31, 1999.

In 1999, the Company has invested approximately $15.5 million and issued approximately 53,000 shares of its common stock for non-controlling interests in seven other e-business Partner Companies.

Subsequent to December 31, 1999, the Company has invested approximately $23.5 million to purchase ownership interests in two other e-business companies.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

4. PARENT COMPANY FINANCIAL INFORMATION

The Company's consolidated financial statements reflect VANTAS accounted for under the consolidation method of accounting for the year ended December 31, 1999 and VANTAS under the equity method of accounting for the year ended December 31, 1998.

Parent company financial information is provided to present the financial position and results of operations of the Company as if VANTAS was accounted for under the equity method of accounting for all years presented. The Company's share of VANTAS losses is included in "Equity in earnings (loss) Partner Companies and other ownership interests" in the Parent Company Statements of Operations for all years presented based on the Company's ownership percentage of in each period.

Parent Company Balance Sheets (in thousands)


Assets                                                     December 31, 1999      December 31, 1998
                                                           -------------------   ------------------
     Current assets.................................       $      28,933             $    2,026
     Ownership interests in and advances to Partner
       Companies....................................             197,859                 30,277
     Other assets...................................              67,089                 26,540
                                                           -------------         --------------
          Total Assets..............................       $     293,881             $   58,843
                                                           =============         ==============
Liabilities and Shareholders' Equity

     Current liabilities............................       $      13,372             $    1,894
     Non-current liabilities........................             166,255                 40,982
     Shareholders' equity...........................             114,254                 15,967
                                                           -------------        ---------------
          Total Liabilities and Shareholders' Equity       $     293,881             $   58,843
                                                           =============        ===============



                                                                                                         For the period
                                                                                                          July 15, 1997
                                                  For the year                For the year                (commencement
Parent Company Statements of                          ended                      ended                  of operations) to
Operations (in thousands)                       December 31, 1999          December 31, 1998            December 31, 1997
                                                -----------------          -----------------            -----------------
Revenues...............................           $      333                 $       336                     $       -
                                                  ----------                 -----------                     ---------
Operating expenses.....................              (9,509)                     (2,613)                           (479)

Other expenses.........................              (9,130)                     (1,260)                             (8)

Interest (expense) income..............              (8,167)                       (644)                              6
                                                 -----------                 -----------                      ---------
Total expenses.........................               26,806                       4,517                           (481)
                                                 -----------                 -----------                      ---------
Loss before equity in earnings income
(loss) of Partner Companies............             (26,473)                     (4,181)                           (481)

Equity in earnings (loss) of Partner
Companies and other ownership interests             (13,228)                     (3,966)                            223
                                                 -----------                 -----------                      ---------
             Net loss........................    $  (39,701)                 $   (8,147)                      $    (258)
                                                 ===========                 ===========                      =========

               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

5. SECURED CREDIT FACILITY

On November 30, 1999, the Company entered into a $60 million credit facility (the "Credit Facility") with a significant financial institution. The Credit Facility matures on May 30, 2000, and provides for a three month extension provision. FrontLine's ability to borrow under the Credit Facility is subject to the satisfaction of certain financial covenants. Borrowings under the Credit Facility are secured directly or indirectly by 17,452,876 shares of VANTAS and 21,837,184 shares of OnSite Access. As of December 31, 1999, the total outstanding on the Credit Facility was approximately $44.4 million. The balance of the facility was drawn subsequent to year end.

6. NOTES PAYABLE

VANTAS currently has a credit agreement with various lending institutions for $157.9 million. The credit agreement provides for a $5 million acquisition loan commitment, $127.9 million term loans, and a $25 million revolving loan commitment, including letters of credit. The credit agreements contain certain covenants dealing with debt to equity ratios.

During 1999, interest on each commitment ranged from LIBOR plus 3.00% (9.5% at December 31, 1999) to LIBOR plus 3.75% (10.25% at December 31, 1999) for a one, three or six month period, at the election of VANTAS. During 1998, interest on each commitment ranged from LIBOR plus 3.00% (8.56% at December 31, 1998) to LIBOR plus 3.5% (9.06% at December 31, 1998) for a one, three or six month period, at the election of VANTAS.

Pursuant to the credit agreement, the lending institutions have an assignment of leases and rents associated with VANTAS' business centers to collateralize the notes payable.

Acquisition Loan Commitment

The credit agreement provides VANTAS with an acquisition loan commitment which allows VANTAS to make acquisitions subject to certain terms and conditions. As of December 31, 1999, VANTAS had no borrowings outstanding under the acquisition loan commitment. In accordance with the credit agreement, VANTAS cannot borrow under the acquisition loan commitment after November 6, 2000. Principal repayments under the acquisition loan commitment shall commence on December 31, 2001 and are based upon percentages of the amount borrowed as follows:

          Period                          Repayment Percentage
          ------                          --------------------
December 2001-September 2002                  2.5% quarterly
December 2002-September 2003                  10% quarterly
November 2003                                 50%

Term Loans

The $38 million Term Loan A had $31 million outstanding at December 31, 1999 which requires quarterly principal payments. The final principal payment is due on June 30, 2002.

The $89.9 million Term Loan B had $89.6 million outstanding at December 31, 1999 which requires quarterly principal payments. The final principal payment is due on November 6, 2005.

At December 31, 1999, $21.5 million of the Term Loan was funded into a cash collateral account that VANTAS will be permitted to utilize in connection with permitted acquisitions.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

6. NOTES PAYABLE (CONTINUED)

The total future principal repayments as of December 31, 1999 for the Term Loans of VANTAS for each of the next five fiscal years are (in thousands):

                    Term A            Term B             Total
                 -----------        ---------          --------
2000                $12,000         $     500          $ 12,500
2001                 14,300               500            14,800
2002                  4,700            15,250            19,950
2003                   ----            19,500            19,500
2004                   ----            23,751            23,751
Thereafter               --            30,124            30,124
                 ----------         ---------         ---------
                    $31,000           $89,625          $120,625
                 ==========         =========         =========

Revolving Loan Commitment

The $25 million revolving loan commitment, which expires on November 6, 2003, had no outstanding balance at December 31, 1999.

At December 31, 1999, VANTAS had outstanding letters of credit of approximately $10.1 million for landlord security deposits which reduced the borrowings available under the revolving loan commitment.

The carrying value of the notes payable approximates its fair value as of December 31, 1999.



               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

7. SHAREHOLDERS' EQUITY

The Company has established the 1998 stock option plan, 1998 "broad based" stock option plan and 1999 stock option plan (the "Plans") for the purpose of attracting and retaining directors, executive officers, other key employees and advisory board members. As of December 31, 1999, 3,700,376, 100,000 and 1,750,000 of the Company's authorized shares have been reserved for issuance under the 1998 stock option plan, 1998 "broad based" stock option plan and 1999 stock option plan, respectively.

The following table sets forth the outstanding options and their corresponding exercise price per share:

                                                         Exercise Price Range
                                        Options          --------------------
                                        -------
                                        Granted            From        To
                                        -------           ------     ------
1998 Stock Option Plan                 3,700,376          $1.04      $ 2.00
1998 Broad Based Stock Option Plan       100,000          $2.00      $ 2.00
1999 Stock Option Plan                 1,643,500          $4.63      $55.00
Other Options                            171,165          $2.00      $28.69
                                      ----------
Total                                  5,615,041
                                      ==========

Options granted to officers under the 1998 stock option plan were fully vested on January 1, 1999. Options granted to new employees vest in three equal installments on the first, second and third anniversaries of the date of the grant.

Pursuant to the 1999 stock option plan, 550,000 shares of the 1,750,000 shares reserved were issued in August 1999. At December 31, 1999, the Company has recorded deferred compensation of approximately $3.9 million, net of amortization.

Advisory Board

In December 1999, the Company formed an advisory board to provide its Partner Companies with strategic guidance and be actively involved in their development. As of December 31, 1999, the advisory board consists of six members. These members were granted a total of 120,000 options under the 1999 stock option plan with exercise prices ranging from $26.72 to $28.69. These options vest in three equal installments on the first, second and third anniversaries of the date of the grant. In accordance with FAS 123, the Company is amortizing into compensation expense over three years the fair values of these options determined by the Black-Scholes option valuation model.

Stock Option Plans

Options granted under the Plans are exercisable at the market price on the date of the grant and, subject to termination of employment, expire ten years from date of the grant, are not transferable other than on death.

Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999 and 1998, risk-free interest rate of 5%, no expected dividend yield, a volatility factor of the expected market price of the Company's common stock of 1.367 and 1.723, respectively, and a weighted-average expected life of the option of 7 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

7. SHAREHOLDERS' EQUITY (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the years ended December 31, 1999 and 1998 the Company's pro forma information follows:

                                                 1999              1998
                                                 ----              ----
 Pro forma net loss (in thousands)            $ (43,474)       $  (11,495)
                                                --------        ----------
 Basic and diluted net loss per share         $   (1.70)       $     (.79)
                                               ---------        ----------

A summary of the Company's stock option activity, and related information is as follows:


                                                                Weighted-Average        Weighted-Average
                                            Options              Exercise Price             Fair Value
                                          --------------        ----------------        ----------------
Outstanding - December 31, 1997             -----               $    -----              $    ----

      Granted                                3,731,541               1.16                    1.15
      Exercised                              -----                   -----                  -----
      Forfeited                              -----                   -----                  -----
                                           ------------         ---------------         -----------------
Outstanding - December 31, 1998              3,731,541          $    1.16               $   1.15
      Granted                                1,883,500              14.59                  13.23
      Exercised                               (210,000)              1.31                   1.24
      Forfeited                              ----                    ----                   ----
                                           ------------         ---------------         -----------------
Outstanding - December 31, 1999              5,405,041          $   15.78               $  14.35
                                           ============         ===============         ==================


As part of the Company's ongoing investment in organizational infrastructure and the retention of high quality senior management, certain incentive stock option awards were granted on March 24, 1999 when the closing stock price was $4.625. These incentive compensation awards were subject to stockholder approval of the 1999 Stock Option Plan which occurred on June 24, 1999, when the closing stock price was $14.9375. Pursuant to financial accounting guidelines the date for measuring compensation costs would be June 24, 1999. These awards vest over various periods ranging from six months to three years and include tax loans which will be forgiven one year thereafter. During the year ended December 31, 1999, results include approximately $8.5 million or $0.33 per basic and diluted share, associated with these awards, the majority, of which is non-cash in nature.

On December 16, 1999, the Company issued 1,437,500 shares of it's common stock in a public offering at $47.25 per share for an aggregate consideration of approximately $63.9 million.

Subsequent to December 31, 1999, the Company completed preferred stock offerings of 23,000 shares of 8.875% Cumulative Convertible Preferred Stock, at a price of $1,000 per share with net proceeds of $21.7 million. These shares are convertible into the Company's common stock at prices ranging from $66.30 to $75.08.

In January 2000, the Board of Directors for the Company approved the 2000 stock option plan and reserved 2,500,000 shares of common stock for issuance.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

8. TRANSACTIONS WITH RELATED PARTIES

On June 15, 1998, the Company established a credit facility with Reckson Operating Partnership, L.P. ("Reckson") in the amount of $100 million ("FrontLine Facility") for their service sector operations and other general corporate purposes. Reckson has advanced the Company approximately $79.5 million at December 31, 1999. These advances bear interest at 12% per annum. Additionally, FrontLine established a $100 million RSVP Facility with Reckson for funding the Reckson Strategic investments. As of December 31, 1999, Reckson has advanced FrontLine approximately $42.3 million under the RSVP Facility and has invested approximately $24.8 million under the facility in joint ventures with Reckson Strategic. The total outstanding at December 31, 1999, owed by FrontLine under both credit facilities was approximately $121.8 million. Interest accrued on these facilities at December 31, 1999, was approximately $5.5 million. Both of the FrontLine and RSVP facilities expire in June 2003. Currently, the Company has two short term open letters of credit totaling $7.7 million, which have been utilized as consideration for future FrontLine investment acquisitions. These letters of credit decrease the availability under the FrontLine Facility.

In November 1999, the Board of Directors of both FrontLine and Reckson approved amendments to the credit facilities necessary in order for FrontLine to proceed with certain short-term financings for proposed acquisitions. As consideration for such approvals, FrontLine paid a fee to Reckson in the form of 176,186 shares of FrontLine common stock which have been valued at $20.31 per share. The fee of approximately $3.6 million has been included in deferred financing costs and is generally being amortized over the estimated nine month benefit period.

The Company is entitled to a cumulative annual management fee of $2 million with respect to Reckson Strategic, of which $1.5 million is subordinate to Paine Webber receiving an annual minimum rate of return of 16% and a return of its capital. The unsubordinated amounts for the years ended December 31, 1999 and 1998 were approximately $.5 million and $.4 million, respectively.

The Company reimburses Reckson with respect to general and administrative expenses (including payroll expenses) incurred by Reckson for the benefit of the Company. These services include payroll, human resources and accounting services. During 1999 and 1998, the Company reimbursed approximately $.5 million and $.4 million, respectively, for such activities.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

9. OTHER OWNERSHIP INTEREST

Reckson Strategic Venture Partners, LLC ("Reckson Strategic") was formed on March 5,1998 to invest in operating companies with experienced management teams in real estate and real estate related market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments, as well as platforms for future growth. Through RSVP Holdings, LLC ("Holdings"), the Company is a managing member and 100% owner of the common equity of Reckson Strategic. New World Realty, LLC, an entity owned by two individuals retained by Holdings, (the "RSVP Managing Directors"), acts as a managing member of Holdings, and have a carried interest which provides for the RSVP Managing Directors to receive a share in the profits of Reckson Strategic after the Company and Paine Webber Real Estate Securities, Inc., ("Paine Webber") have received certain minimum returns and a return of capital. Paine Webber is a non-managing member and preferred equity owner who has committed $200 million in capital (the "Preferred Equity Facility") and shares in profits and losses of Reckson Strategic with the Company, subject to a maximum internal rate of return of 16% of invested capital. On April 24, 1998, Paine Webber assigned 25% of its preferred equity interest in Reckson Strategic, representing an unfunded capital commitment of $50 million to Stratum Realty Fund, L.P. ("Stratum"). The assignment provided Stratum with similar rights and priorities. On March 17, 1999, Paine Webber transferred all of its rights, title and interest in its initial invested capital to Stratum. This transfer included the right to distributions based upon the amount of funded capital contributions. As a result of this transfer, Stratum has funded its entire $50 million commitment as of December 31, 1999.

Summarized financial information and a summary of the Company's investment in, advances to Holdings and FrontLine's share of loss at December 31, 1998 is as follows (in thousands):



BALANCE SHEET                                                  December 31, 1998
                                                               -----------------
    ASSETS:

    Investment in Dominion Venture Group, LLC...........          $     29,289

    Other equity investments............................                 5,971

    Other assets........................................                 9,491
                                                                  ------------
    Total assets........................................          $     44,751
                                                                  ============
    Liabilities and Members' Equity

    Total Liabilities...................................          $      2,988
                                                                  ------------
    Minority interest...................................                31,202

    Preferred capital offering costs....................                (5,000)

    FrontLine ownership interest in and advances to Holdings            15,561
                                                                  ------------
    Total Liabilities and Members' Equity...............          $     44,751
                                                                  ============


STATEMENT OF OPERATIONS                                     For the period from
                                                              February 26, 1998
                                                                       to
                                                              December 31, 1998
                                                            -------------------

Revenues...............................................       $            646

Net loss on equity investments.........................                 (3,747)

Expenses...............................................                  7,122
                                                              ----------------
Net loss...............................................               (10,223)

Minority interest share of loss........................                (6,264)
                                                              ----------------
FrontLine's share of net loss of Holdings..............       $        (3,959)
                                                              ================


In 1998, the Company made a non-cash contribution of approximately $1.9 million to Reckson Strategic.

In 1999, the operating results for Reckson Strategic were not significant.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      10.       COMMITMENTS AND CONTINGENCIES

      Operating Leases

      VANTAS and its subsidiaries lease certain business center facilities and their corporate offices under noncancellable operating leases expiring at various dates through 2014. Certain of these noncancellable operating leases provide for renewal options.

      Minimum future rental payments under these noncancellable operating leases as of December 31, 1999 for each of the next five years and in the aggregate are approximately, (in thousands):

      2000                                                       $ 87,933
      2001                                                         86,677
      2002                                                         79,617
      2003                                                         75,162
      2004                                                         67,324
      Thereafter                                                  215,484
                                                                  -------
                                                                 $612,197
                                                                 ========

      VANTAS is also generally obligated to reimburse the lessor for its proportionate share of operating expenses, which are not included in the above amounts.

      Other

      From time-to-time, legal actions are brought against the Company and its Partner Companies in the ordinary course of business. Management believes such matters will not have a significant adverse effect on the Company's financial position.

      11.       SUPPLEMENTAL DISCLOSURES OF VANTAS NON-CASH ACTIVITIES

      During the year ended December 31, 1999, VANTAS, through a merger, obtained 45 business centers and received cash of $8.4 million in exchange for the issuance of 13,325,424 shares of Series C Convertible Preferred Stock, approximately $1.6 million in cash and the assumption of approximately $4.6 million in transaction related liabilities, approximately $2.1 million of capital lease obligations, approximately $5.5 million in tenants' security deposits, approximately $3.8 million in other long term liabilities. Net assets acquired included net accounts receivable of approximately $2.3 million prepaid expenses and other assets of approximately $.5 million, security deposits of approximately $.5 million, deferred income taxes of approximately $.9 million and restricted cash of $1.3 million.

      During the year ended December 31, 1999, VANTAS acquired 42 business centers for approximately $44.9 million in cash and the assumption of approximately $2.5 million in transaction related liabilities, approximately $.5 million of capital lease obligations, approximately $3.6 million in tenants' security deposits and approximately $.4 million in other long term liabilities. Net assets acquired included net accounts receivable of approximately $.9 million, prepaid expenses and other assets of approximately $.8 million and security deposits and other assets of approximately $1.2 million.

      During the year ended December 31, 1999, VANTAS recorded compensation expense of approximately $12.5 million related to an agreement with certain shareholders of VANTAS and a principal shareholder, relating to the purchase of a portion of such shareholders' securities in VANTAS. In connection with this agreement, certain shareholders exercised vested stock options for which VANTAS received notes receivable of approximately $.9 million, in respect of the aggregate exercise price for such options.

      During the year ended December 31, 1999, VANTAS recorded deferred credits of approximately $11.8 million related to tenant improvements, which are reimbursed by landlords and amortized against rent expense over the lives of the leases.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      12.       SUBSEQUENT EVENTS

      On January 21, 2000, the Company executed an agreement and plan of merger of two executive suites companies (the "Merger"), HQ Global Workplaces, and VANTAS. The merged company will retain the name HQ Global Workplaces ("HQ Global") and will become the world's largest virtual and physical workplace solutions provider.

      In connection with the Merger, (i) each share of the common stock of VANTAS will be converted into the right to receive $8.00 per share in cash and (ii) each share of the convertible preferred stock of VANTAS that is outstanding will be converted into the right to receive that number of shares of the surviving corporation that equal to the product of the number of shares of the common stock of VANTAS that such stockholder would have been entitled to receive had it converted its shares immediately prior to the Merger and the Conversion Ratio (as defined in the Merger Agreement), subject, in each case, to adjustment as provided in the Merger Agreement. In connection with the Merger, VANTAS established a $35 million letter of credit as a deposit. In the event the Merger is not consummated under certain circumstances, this letter of credit is collateralized by 15,057,487 shares of VANTAS that are owned by FrontLine and guaranteed by FrontLine on a nonrecourse basis.

      As part of the transaction, the owners of HQ Global Workplaces will receive $380 million in cash (inclusive of the repayment of indebtedness of HQ's credit facility) and approximately 19 percent of the equity in HQ Global. It is anticipated that FrontLine will own approximately 50 percent of HQ Global. This transaction is expected to be funded with bank debt of HQ Global and equity. The transaction is anticipated to close in April 2000. As a result of the merger, it is anticipated that HQ Global will be consolidated into FrontLine.


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      13.   SEGMENT DISCLOSURE (UNAUDITED)

      Each of the segments has a managing director who reports directly to the Board of Directors/Executive Committees, who have been identified as the Chief Operating Decision Makers ("CODM") because of their final authority over resource allocation decisions and performance assessment.

      The CODM evaluates the operating performance of these segments based on sectors.

      FrontLine's governance and control rights are generally exercised through Board of Directors seats and through representation on the executive committees of the various segment entities.

      The following table sets forth the Company's segments and their revenues and expenses and other related disclosures as required by SFAS 131 for the years ended December 31,1999 and 1998 (in thousands).

                                                          December 31, 1999
                                                          -----------------

                                   EXECUTIVE OFFICE SUITES
                                           AND                                                  OTHER
                                   VIRTUAL OFFICE SERVICES            E-BUSINESSES             OPERATIONS               TOTAL
                                  -------------------------     --------------------     ------------------     -------------------
      TOTAL ASSETS                $                 332,457     $             61,207     $          148,319      $         541,983
                                  -------------------------     --------------------     ------------------     -------------------
      TOTAL OPERATING REVENUES                      215,043                    -----                    333                215,376
                                  -------------------------     --------------------     ------------------     -------------------
      TOTAL OPERATING EXPENSES                      187,449                    -----                  -----                187,449
                                  -------------------------     --------------------     ------------------     -------------------
      OTHER INCOME (EXPENSES),
      BENEFIT FOR INCOME TAXES,
      AND MINORITY INTEREST                         (30,223)                   -----                (26,952)                (57,175)
                                  -------------------------     --------------------     ------------------     -------------------
      EQUITY IN EARNINGS (LOSS) OF
      PARTNER COMPANIES AND OTHER
      OWNERSHIP INTEREST                               ----                  (10,904)                   305                 (10,599)
                                  -------------------------     --------------------     ------------------     -------------------

      NET INCOME (LOSS)           $                 (2,629)     $            (10,904)    $          (26,314)    $           (39,847)
                                  -------------------------     --------------------     ------------------     -------------------

                                                          December 31, 1998
                                                          -----------------
                                    EXECUTIVE OFFICE SUITES
                                             AND                                             OTHER
                                    VIRTUAL OFFICE SERVICES       E-BUSINESSES             OPERATIONS                 TOTAL
                                  -------------------------    --------------------     ------------------     ---------------------
      TOTAL ASSETS                $                  23,176    $              7,101     $           28,566     $             58,843
                                  -------------------------    --------------------     ------------------     ---------------------
      TOTAL OPERATING REVENUES                        -----                   -----                    336                      336
                                  -------------------------    --------------------     --------------------   ---------------------
      TOTAL OPERATING EXPENSES                        -----                   -----                  -----                     -----
                                  -------------------------    --------------------     ------------------     ---------------------
      OTHER INCOME (EXPENSES),
      BENEFIT FOR INCOME TAXES,                       -----                   -----                 (4,517)                  (4,517)
      AND MINORITY INTEREST       -------------------------    --------------------     ------------------     ---------------------

      EQUITY IN EARNINGS (LOSS) OF
      PARTNER COMPANIES AND OTHER
      OWNERSHIP INTEREST                                (95)                    (30)                (3,841)                  (3,966)
                                  -------------------------    --------------------     ------------------     ---------------------

      NET INCOME (LOSS)           $                     (95)   $                (30)    $           (8,022)    $             (8,147)
                                  -------------------------    --------------------     ------------------     ---------------------


               RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
                         d/b/a FrontLine Capital Group
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998

      14.     QUARTERLY FINANCIAL DATA (UNAUDITED)

      The following summary represents the Company's results of operations for each quarter during 1999 and 1998 (in thousands, except share amounts):


                                                   FIRST                  SECOND                   THIRD                    FOURTH
      1999                                        QUARTER                 QUARTER                 QUARTER                  QUARTER
      ----                                        -------                 -------                 -------                  -------
      Revenues reported by the Company         $           83         $            83          $            83       $          83

      Revenues reported by VANTAS.......               46,775                  52,588                   58,081              57,600
                                               ---------------        ---------------          ----------------       -------------
      Total revenues....................               46,858                  52,671                   58,164              57,683

      Expenses reported by the Company..                1,667                   8,755                    6,846               9,684

      Expenses reported by VANTAS.......               46,049                  52,038                   58,545              79,830
                                               --------------         ---------------          ---------------        ------------
      Total expenses....................               47,716                  60,793                   65,391              89,514

      Minority interest.................                 (466)                   (322)                     398              19,180

      Loss on ownership interests.......                 (631)                 (1,392)                  (4,911)             (3,665)
                                               ----------------       ---------------          ----------------       -------------
      Net loss..........................       $       (1,955)        $        (9,836)          $      (11,740)       $    (16,316)
                                               ===============        ===============          ================       =============
      Basic and diluted net loss per
      weighted average common share.....       $        (0.08)        $         (0.40)          $        (0.47)        $     (0.59)
                                               ===============        ===============          ================       =============
      Basic and diluted weighted average
      common shares outstanding.........           24,686,042              24,712,383               25,163,301          27,812,667
                                               ===============        ===============          ================       =============


                                                   FIRST                  SECOND                  THIRD                      FOURTH
      1998                                        QUARTER                QUARTER                 QUARTER                    QUARTER
      ----                                        -------                -------                 -------                    -------
      Total revenues....................       $           47         $           205         $          495        $          595
                                               ----------------       ----------------        ----------------      ---------------
      Total expenses....................                  400                     595                  1,004                 3,525
                                               ----------------       ----------------        ---------------       ---------------
      Loss on ownership interests.......                 (424)                    (26)                  (735)               (2,780)
                                               ---------------        ----------------        ---------------       ---------------
      Net loss..........................       $         (777)        $          (416)        $       (1,244)       $       (5,710)
                                               ==============         ================        ===============       ===============
      Basic and diluted net loss per
      weighted average common share.....       $        (0.20)        $         (0.09)        $        (0.05)       $        (0.23)
                                               ==============         ===============         ===============       ===============
      Basic and diluted weighted average
      common shares outstanding.........            3,864,573               4,513,975             24,685,514            24,685,514
                                               ==============         ===============         ===============       ===============

      The above quarterly information for 1998 has been restated to reflect the Company's early adoption of SOP 98-5.

                         Report of Independent Auditors


To the Board of Directors and Stockholders of VANTAS Incorporated

We have audited the consolidated balance sheet of VANTAS Incorporated and Subsidiaries as of December 31, 1999, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficiency), and cash flows for the year then ended. We have also audited the financial statement schedule listed in the index at Item 7(a). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of VANTAS Incorporated and Subsidiaries at December 31, 1999, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                        /s/ Ernst & Young

New York, New York
February 22, 2000

                      Report of Independent Accountants


The Board of Directors and Stockholders of VANTAS Incorporated:

In our opinion, the consolidated balance sheet as of December 31, 1998, and the related consolidated statements of operations, of redeemable convertible preferred stock and stockholders' equity (deficit) and of cash flows for each of the two years in the period ended June 30, 1998 and for the period July 1, 1998 to December 31, 1998 (appearing in this Current Report of Reckson Service Industries, Inc. on Form 8-K) present fairly, in all material respects, the financial position, results of operations and cash flows of VANTAS Incorporated and its subsidiaries at December 31, 1998 and for each of the two years in the period ended June 30, 1998 and for the period July 1, 1998 to December 31, 1998, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the supplemental schedule of valuation and qualifying accounts for each of the two years in the period ended June 30, 1998 and for the period July 1, 1998 to December 31, 1998 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the supplemental schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the supplemental schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of VANTAS Incorporated for any period subsequent to December 31, 1998.

                                   /s/ PricewaterhouseCoopers LLP

New York, New York
January 6, 2000

                      VANTAS Incorporated and Subsidiaries

                           Consolidated Balance Sheets


                                                                                        DECEMBER 31,
                                                                                  1998              1999
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                            $      3,615,087 $      3,807,417
   Restricted cash                                                            10,000,000       21,571,590
   Accounts receivable, net of allowance for doubtful accounts of
     $401,000 and $861,000, respectively                                       3,821,175        8,425,968
   Prepaid expenses and other current assets                                   5,145,682       10,853,205
   Deferred income taxes                                                         174,000        5,155,000
   Deferred financing costs                                                      466,727          908,602
                                                                       ------------------------------------
Total current assets                                                          23,222,671       50,721,782

Intangibles, net                                                              81,605,181      187,115,028
Property and equipment, net                                                   23,124,702       80,064,180
Deferred financing costs, net                                                  2,584,418        4,516,557
Security deposits                                                              2,110,952        4,400,898
Other assets, net                                                              1,426,526        5,638,755
                                                                       ------------------------------------
Total assets                                                            $    134,074,450 $    332,457,200
                                                                       ====================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:

   Accounts payable and accrued expenses                                $      9,578,807 $     38,010,112
   Capital lease obligations                                                     731,510        1,139,219
   Deferred rent payable                                                         727,619        2,164,969
   Notes payable                                                               7,875,000       12,500,000
                                                                       ------------------------------------
Total current liabilities                                                     18,912,936       53,814,300

Notes payable                                                                 65,125,000      108,125,000
Tenants' security deposits                                                     8,592,948       20,163,962
Deferred rent payable                                                          6,607,771       22,794,388
Deferred income taxes                                                          1,514,000        3,024,000
Capital lease obligations                                                        602,153          625,805
Other liabilities                                                                      -        4,361,721
                                                                       ------------------------------------
Total liabilities                                                            101,354,808      212,909,176
                                                                       ------------------------------------

                      VANTAS Incorporated and Subsidiaries

                                                                                       DECEMBER 31,
                                                                                 1998                  1999
                                                                       ------------------------------------
Commitments and contingencies

Redeemable convertible preferred stock, authorized 15,000,000 and 31,000,000 shares, respectively:
   Series A Convertible, $.01 par value, issued and outstanding
     7,574,711 shares (liquidation preference $12,900,000)                      33,177,234       37,949,302
   Series B Convertible, $.01 par value, issued and outstanding
     3,222,851 (liquidation preference $15,309,000)                             15,700,638       17,081,007
   Series C Convertible, $.01 par value, issued and outstanding
     13,325,424 shares (liquidation preference $63,296,000)                            -         68,359,428
   Series D Convertible, $.01 par value, issued and outstanding
     5,109,873 shares (liquidation preference $26,827,000)                             -         27,474,987
   Series E Convertible, $.01 par value, issued and outstanding
     604,413 shares (liquidation preference $3,173,000)                                -          3,176,860
Note receivable from issuance of redeemable preferred stock                       (950,000)        (950,000)
                                                                       ------------------------------------
Total redeemable convertible preferred stock                                    47,927,872      153,091,584
                                                                       ------------------------------------

Stockholders' deficiency:
   Class A common stock, $.01 par value, authorized 35,000,000 and
     41,000,000 shares, respectively, issued and outstanding
     4,901,868 and 7,064,222 shares, respectively                                   49,019           70,642
   Class B common stock, $.01 par value, authorized 20,000,000
     shares                                                                            -                -
   Additional paid-in capital                                                    3,133,608       19,392,736
   Accumulated deficit                                                         (18,390,857)     (52,061,866)
                                                                       ------------------------------------
                                                                               (15,208,230)     (32,598,488)

   Notes receivable from issuance of common stock                                      -           (945,072)
                                                                       ------------------------------------
   Total stockholders' deficiency                                              (15,208,230)     (33,543,560)
                                                                       ------------------------------------
Total liabilities and stockholders' deficiency                            $    134,074,450 $    332,457,200
                                                                       ====================================



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      VANTAS Incorporated and Subsidiaries

                      Consolidated Statements of Operations


                                                                               TRANSITION
                                                                              PERIOD ENDED     YEAR ENDED
                                                  YEARS ENDED JUNE 30,        DECEMBER 31,    DECEMBER 31,
                                                  1997            1998            1998            1999
                                            -----------------------------------------------------------------
Business center operations:
Revenues:
   Office rentals                              $ 17,474,724    $ 39,390,571    $ 31,897,310    $124,564,219
   Support services                              11,622,891      27,147,060      22,159,876      89,359,785
                                            -----------------------------------------------------------------
                                                 29,097,615      66,537,631      54,057,186     213,924,004
                                            -----------------------------------------------------------------
Expenses:
   Rent                                          10,394,622      21,737,973      18,765,386      82,664,161
   Support services                               4,846,502       8,998,258       7,788,189      31,060,745
   Center general and administrative              7,871,511      18,743,683      15,556,730      61,728,648
                                            -----------------------------------------------------------------
                                                 23,112,635      49,479,914      42,110,305     175,453,554
                                            -----------------------------------------------------------------
Contribution from operation of business           5,984,980      17,057,717      11,946,881      38,470,450
   centers

Other (expenses) income:
   Corporate general and administrative          (2,769,544)     (4,501,361)     (3,452,021)    (11,995,937)
   Merger and integration charges                         -               -               -     (26,730,312)
   Depreciation and amortization                 (1,172,594)     (3,058,729)     (2,762,348)    (14,857,760)
   Interest expense, net                           (930,598)     (3,188,126)     (2,884,300)    (10,264,996)
   Managed center income                            377,743         692,408         454,105         947,313
   Other income                                     121,405          78,604          47,106         171,458
                                            -----------------------------------------------------------------
(Loss) income before minority interest and
   income taxes                                   1,611,392       7,080,513       3,349,423     (24,259,784)
Minority interest in net income of
   consolidated partnerships                       (118,880)       (290,985)              -               -
                                            -----------------------------------------------------------------
(Loss) income before benefit (provision)
  for income taxes                                1,492,512       6,789,528       3,349,423     (24,259,784)
Benefit (provision) for income taxes              1,389,100      (2,700,000)     (1,410,000)      2,840,638
                                            -----------------------------------------------------------------
Net (loss) income                                 2,881,612       4,089,528       1,939,423     (21,419,146)

Accretion of preferred stock                       (846,437)    (14,300,008)     (7,303,669)    (12,251,863)
                                            -----------------------------------------------------------------
Net (loss) income applicable to common stock   $  2,035,175    $(10,210,480)   $ (5,364,246)   $(33,671,009)
                                            =================================================================

Share information:
   Basic earnings:
     Net (loss) income per common share        $       0.42    $      (2.06)   $      (1.08)   $      (6.55)
                                            =================================================================
     Weighted average number of common
       shares outstanding                         4,835,029       4,954,035       4,951,325       5,141,996
                                            =================================================================
   Diluted earnings (loss):
     Net (loss) income per common share and
       common equivalent share                 $       0.30    $      (2.06)   $      (1.08)   $      (6.55)
                                            =================================================================
     Weighted average number of common and
       common equivalent shares outstanding       9,498,068       4,954,035       4,951,325       5,141,996
                                            =================================================================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      VANTAS Incorporated and Subsidiaries

           Consolidated Statements of Redeemable Convertible Preferred
                   Stock and Stockholders' Equity (Deficiency)



                                                                        REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                    -----------------------------------------------------------------------------------


                                              SERIES A                   SERIES B                    SERIES C
                                        SHARES        AMOUNT        SHARES       AMOUNT        SHARES        AMOUNT
                                    -----------------------------------------------------------------------------------
Balance, July 1, 1996                           -             -             -             -            -             -
Issuance of common stock                        -             -             -             -            -             -
Issuance of Series A preferred          7,574,711   $11,477,610             -             -            -             -
   stock, net
Accretion of preferred stock                    -       846,437             -             -            -             -
Net income                                      -             -             -             -            -             -
                                    -----------------------------------------------------------------------------------
Balance, June 30, 1997                  7,574,711    12,324,047             -             -            -             -
Exercise of common stock options                -             -             -             -            -             -
Tax benefit from exercise of common
   stock options                                -             -             -             -            -             -
Purchase and retirement of common
   stock                                        -             -             -             -            -             -
Issuance of Series B preferred                  -             -     1,730,062   $ 7,874,400            -             -
   stock, net
Accretion of preferred stock                    -    14,111,694             -       188,314            -             -
Net income                                      -             -             -             -            -             -
                                    -----------------------------------------------------------------------------------
Balance, June 30, 1998                  7,574,711    26,435,741     1,730,062     8,062,714            -             -
Purchase and retirement of common
   stock                                        -             -             -             -            -             -
Purchase and retirement of Series B
   preferred stock                              -             -        (5,300)      (25,175)           -             -
Issuance of Series B preferred                  -             -     1,298,089     6,150,923            -             -
   stock, net
Note receivable from stockholder
   for the issuance of Series B                 -             -       200,000       950,000            -             -
   preferred stock
Accretion of preferred stock                    -     6,741,493             -       562,176            -             -
Net income                                      -             -             -             -            -             -
                                    -----------------------------------------------------------------------------------
Balance, December 31, 1998              7,574,711    33,177,234     3,222,851    15,700,638            -             -
Exercise of common stock options                -             -             -             -            -             -
Tax benefits from exercise of
   common stock options                         -             -             -             -            -             -
Exercise of common stock warrants               -             -             -             -            -             -
Issuance of Series C preferred                  -             -             -             -   13,325,424   $63,295,764
   stock, net
Issuance of Series D preferred                  -             -             -             -            -             -
   stock, net
Issuance of Series E preferred                  -             -             -             -            -             -
   stock, net
Accretion of preferred stock                    -     4,772,068             -     1,380,369            -     5,063,664
Net loss                                        -             -             -             -            -             -
                                    -----------------------------------------------------------------------------------
Balance, December 31, 1999              7,574,711   $37,949,302     3,222,851   $17,081,007   13,325,424   $68,359,428

                                    ===================================================================================



(table continued)
                                    -----------------------------------------------------------------------------------
                                                                                               NOTE         TOTAL
                                                                                            RECEIVABLE    REDEEMABLE
                                             SERIES D                   SERIES E               FROM       PREFERRED
                                       SHARES        AMOUNT        SHARES       AMOUNT     STOCKHOLDER      STOCK
                                    -----------------------------------------------------------------------------------
Balance, July 1, 1996                           -                          -                          -             -
Issuance of common stock                        -                          -                          -             -
Issuance of Series A preferred                  -                          -                          -   $11,477,610
   stock, net
Accretion of preferred stock                    -                          -                          -       846,437
Net income                                      -                          -                          -             -
                                    -----------------------------------------------------------------------------------
Balance, June 30, 1997                          -                          -                          -    12,324,047
Exercise of common stock options                -                          -                          -             -
Tax benefit from exercise of common
   stock options                                -            -             -             -            -             -
Purchase and retirement of common
   stock                                        -            -             -             -            -             -
Issuance of Series B preferred                  -                          -                          -     7,874,400
   stock, net
Accretion of preferred stock                    -                          -                          -    14,300,008
Net income                                      -                          -                          -             -
                                    -----------------------------------------------------------------------------------
Balance, June 30, 1998                          -                          -                          -    34,498,455
Purchase and retirement of common
   stock                                        -            -             -             -            -             -
Purchase and retirement of Series B
   preferred stock                              -            -             -             -            -       (25,175)
Issuance of Series B preferred                  -                          -                          -     6,150,923
   stock, net
Note receivable from stockholder
   for the issuance of Series B                 -            -             -             -   $ (950,000)            -
   preferred stock
Accretion of preferred stock                    -                          -                          -     7,303,669
Net income                                      -                          -                          -             -
                                    -----------------------------------------------------------------------------------
Balance, December 31, 1998                      -            -             -             -     (950,000)   47,927,872
Exercise of common stock options                -            -             -             -            -             -
Tax benefits from exercise of
   common stock options                         -            -             -             -            -             -
Exercise of common stock warrants               -            -             -             -            -             -
Issuance of Series C preferred                  -            -             -             -            -    63,295,764
   stock, net
Issuance of Series D preferred          5,109,873  $26,542,384             -             -            -    26,542,384
   stock, net
Issuance of Series E preferred                  -            -       604,413   $ 3,073,701            -     3,073,701
   stock, net
Accretion of preferred stock                    -      932,603             -       103,159            -    12,251,863
Net loss                                        -            -             -             -            -             -
                                    -----------------------------------------------------------------------------------

Balance, December 31, 1999              5,109,873  $27,474,987       604,413   $ 3,176,860   $ (950,000)$ 153,091,584
                                    ===================================================================================



(table continued)                                         STOCKHOLDERS' EQUITY (DEFICIENCY)
                                    ------------------------------------------------------------------------------------
                                                                                               NOTES         TOTAL
                                                                  ADDITIONAL                 RECEIVABLE  STOCKHOLDERS'
                                            COMMON STOCK           PAID-IN     ACCUMULATED      FROM         EQUITY
                                        SHARES        AMOUNT       CAPITAL       DEFICIT    STOCKHOLDERS  (DEFICIENCY)
                                    ------------------------------------------------------------------------------------
Balance, July 1, 1996                   4,808,468   $    48,085   $ 3,265,759   $(4,851,306)           -   $(1,537,462)
Issuance of common stock                   35,000           350       109,850             -            -       110,200
Issuance of Series A preferred                  -             -             -             -            -             -
   stock, net
Accretion of preferred stock                    -             -             -      (846,437)           -      (846,437)
Net income                                      -             -             -     2,881,612            -     2,881,612
                                    ------------------------------------------------------------------------------------
Balance, June 30, 1997                  4,843,468        48,435     3,375,609    (2,816,131)           -       607,913
Exercise of common stock options          420,000         4,200       205,800             -            -       210,000
Tax benefit from exercise of common
   stock options                                -             -       202,000             -            -       202,000
Purchase and retirement of common
   stock                                 (311,600)       (3,116)     (412,801)            -            -      (415,917)
Issuance of Series B preferred                  -             -             -             -            -             -
   stock, net
Accretion of preferred stock                    -             -             -   (14,300,008)           -   (14,300,008)
Net income                                      -             -             -     4,089,528            -     4,089,528
                                    ------------------------------------------------------------------------------------
Balance, June 30, 1998                  4,951,868        49,519     3,370,608   (13,026,611)           -    (9,606,484)
Purchase and retirement of common
   stock                                  (50,000)         (500)     (237,000)            -            -      (237,500)
Purchase and retirement of Series B
   preferred stock                              -             -             -             -                          -
Issuance of Series B preferred                  -             -             -             -                          -
   stock, net
Note receivable from stockholder
   for the issuance of Series B                 -             -             -             -                          -
   preferred stock
Accretion of preferred stock                    -             -             -    (7,303,669)                (7,303,669)
Net income                                      -             -             -     1,939,423                  1,939,423
                                    ------------------------------------------------------------------------------------
Balance, December 31, 1998              4,901,868        49,019     3,133,608   (18,390,857)               (15,208,230)
Exercise of common stock options          597,994         5,980       999,092             -  $  (945,072)       60,000
Tax benefits from exercise of
   common stock options                         -             -    12,492,372             -            -    12,492,372
Exercise of common stock warrants       1,564,360        15,643     2,767,664             -            -     2,783,307
Issuance of Series C preferred                  -             -             -             -            -             -
   stock, net
Issuance of Series D preferred                  -             -             -             -            -             -
   stock, net
Issuance of Series E preferred                  -             -             -             -            -             -
   stock, net
Accretion of preferred stock                    -             -             -   (12,251,863)           -   (12,251,863)
Net loss                                        -             -             -   (21,419,146)           -   (21,419,146)
                                    ------------------------------------------------------------------------------------
Balance, December 31, 1999              7,064,222   $    70,642   $19,392,736 $(52,061,866)  $  (945,072)$ (33,543,560)
                                    ====================================================================================




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      VANTAS Incorporated and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                                              TRANSITION
                                                                              PERIOD ENDED      YEAR ENDED
                                                   YEARS ENDED JUNE 30,       DECEMBER 31,     DECEMBER 31,
                                                   1997            1998           1998            1999
                                       --------------------------------------------------------------------
OPERATING ACTIVITIES
Net (loss) income                        $    2,881,612   $    4,089,528  $    1,939,423   $  (21,419,146)
Adjustments to reconcile net (loss)
  income to net cash provided by
  operating activities:
   Depreciation and amortization              1,172,594        3,058,729       2,762,348       14,857,760
   Amortization of deferred financing
    costs                                       145,845          404,144         175,505          719,115
   Deferred income taxes                     (1,494,100)       2,109,100         725,000       (3,540,638)
   Provision for doubtful accounts              203,200          387,900         250,672        1,291,485
   Minority interest in net income of
    consolidated partnerships                   118,880          290,985               -                -
   Deferred rent payable                        527,835          823,170         491,047        6,023,573
   Deferred credits                                   -         (213,940)       (211,675)      (1,134,576)
   Broker referral fees                               -                -               -          909,988
   Non-cash compensation expense                      -                -               -       12,492,372
   Non-cash interest expense                    110,200          118,133          62,522          161,609
   Changes in operating assets and
    liabilities:
     Accounts receivable                       (221,538)      (1,708,163)       (555,361)      (2,619,683)
     Prepaid expenses and other
       current assets                          (393,572)        (893,165)       (776,122)      (3,582,533)
     Security deposits and other assets        (141,569)        (167,531)       (767,581)      (1,890,018)
     Accounts payable and accrued
       expenses                               1,127,311        1,972,993       2,467,215       21,266,384
     Income taxes payable                      (179,882)          (1,822)       (847,942)      (1,448,265)
     Other liabilities                                -                -               -           88,359
     Tenants' security deposits                 132,002        1,195,375       1,420,640        2,439,072
                                       --------------------------------------------------------------------
Net cash provided by operating
  activities                                  3,988,818       11,465,436       7,135,691       24,614,858
                                       --------------------------------------------------------------------

INVESTING ACTIVITIES
Acquisition of net assets of business
  centers, net of cash proceeds             (20,496,983)     (33,901,325)    (28,397,887)     (47,329,087)
Purchases of property and equipment          (1,960,313)      (4,860,373)     (5,781,922)     (41,540,642)
Restricted cash                                       -                -     (10,000,000)     (10,318,219)
                                       --------------------------------------------------------------------
Net cash used in investing activities       (22,457,296)     (38,761,698)    (44,179,809)     (99,187,948)
                                       --------------------------------------------------------------------

                      VANTAS Incorporated and Subsidiaries

                                                                           TRANSITION
                                                                          PERIOD ENDED      YEAR ENDED
                                              YEARS ENDED JUNE 30,         DECEMBER 31,     DECEMBER 31,
                                             1997             1998            1998             1999
                                       --------------------------------------------------------------------
FINANCING ACTIVITIES
Proceeds from borrowings                     12,912,500       33,229,000      34,665,000       68,400,000
Repayments on borrowings                     (1,846,005)      (6,801,099)       (125,000)     (20,775,000)
Deferred financing costs                     (1,963,654)        (561,898)     (1,251,087)      (3,093,129)
Payments of capital leases                     (356,714)        (609,083)       (543,108)      (2,225,843)
Distributions to minority partners             (642,276)      (1,151,491)              -                -
Proceeds from exercise of common stock
  options and warrants                                -          210,000               -        2,843,307
Purchase and retirement of common and
  preferred stock                                     -         (415,917)       (262,675)               -
Proceeds from issuance of preferred
  stock, net of issuance costs               11,257,610        7,874,400       2,266,121       29,616,085
                                       --------------------------------------------------------------------
Net cash provided by financing
  activities                                 19,361,461       31,773,912      34,749,251       74,765,420
                                       --------------------------------------------------------------------

Net increase (decrease) in cash                 892,983        4,477,650      (2,294,867)         192,330
Cash and cash equivalents at
  beginning of period                           539,321        1,432,304       5,909,954        3,615,087
                                       --------------------------------------------------------------------
Cash and cash equivalents at
  end of period                         $     1,432,304  $     5,909,954 $     3,615,087  $     3,807,417
                                       ====================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
Cash paid during the period for         $       653,000  $     2,457,000 $     2,865,000  $     9,639,000
  interest
                                       ====================================================================
Cash paid during the period for income
  taxes                                 $       285,000  $       561,000 $     1,425,200  $     2,009,000
                                       ====================================================================

                      VANTAS Incorporated and Subsidiaries

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES

During the year ended December 31, 1999, the Company, through a merger, obtained forty-five business centers and received cash of $8,400,000 in exchange for the issuance of 13,325,424 shares of Series C Convertible Preferred Stock, $1,589,627 in cash and the assumption of $4,624,897 in transaction related liabilities, $2,104,829 of capital lease obligations, $5,517,979 in tenants' security deposits, $3,850,747 in other long term liabilities. Net assets acquired included net accounts receivable of $2,283,473, prepaid expenses and other assets of $565,513, security deposits of $544,309, deferred income taxes of $972,816 and restricted cash of $1,253,371.

During the year ended December 31, 1999, the Company acquired forty-two business centers for $44,905,906 in cash and the assumption of $2,462,548 in transaction related liabilities, $552,375 of capital lease obligations, $3,613,963 in tenants' security deposits and $422,615 in other long term liabilities. Net assets acquired included net accounts receivable of $993,122, prepaid expenses and other assets of $776,922 and security deposits and other assets of $1,186,664.

During the year ended December 31, 1999, the Company recorded compensation expense of $12,492,372 related to an agreement with certain employees of the Company and a principal shareholder, whereby such principal shareholder purchased a portion of such employees' securities in the Company. In connection with this agreement, certain shareholders exercised vested stock options for which the Company received promissory notes in the amount of $945,072, in respect of the aggregate exercise price for such options.

During the year ended December 31, 1999, the Company recorded deferred credits of $11,825,000 related to tenant improvements, which are reimbursed by landlords and amortized against rent expense over the life of the leases.

During the Transition Period, the Company acquired twenty-five business centers (including the remaining interests in all of its seven controlled partnerships), for $22,471,168 in cash and issued 817,853 shares of Series B Convertible Preferred Stock and the assumption of $993,277 in transaction related liabilities, $572,368 of capital lease obligations, and $541,775 in tenants' security deposit liabilities. Net assets acquired included net accounts receivable of $217,052, prepaid expenses and other assets of $102,704 and security deposits of $85,523.

During the Transition Period, the Company capitalized $1,076,328 in transaction costs relating to mergers which occurred on January 8, 1999, of which $536,964 is included in accounts payable at December 31, 1998.

During the Transition Period, the Company recorded deferred credits of approximately $1,243,000 related to tenant improvements which are reimbursed by landlords and amortized against rent expense over the life of the leases.

During the Transition Period, the Company issued 200,000 shares of Series B Convertible Preferred Stock to a key executive, for a note receivable of $950,000.

During fiscal 1998, the Company acquired forty-three business centers for $42,159,702 in cash and related acquisitions payable and the assumption of $571,517 in transaction related liabilities, $583,479 of capital lease obligations, and $2,452,638 in tenants' security deposit liabilities. Net assets acquired included net accounts receivable of $892,379, prepaid expenses and other assets of $255,672 and security deposits of $225,655.

                      VANTAS Incorporated and Subsidiaries

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES (CONTINUED)

During fiscal 1998, options for shares of common stock were exercised by certain directors and an officer. A tax benefit of $202,000 was recorded as an increase in additional paid-in capital and a reduction to income taxes payable.

During fiscal 1998, the Company recorded deferred credits of approximately $2,940,000 related to tenant improvements, which are reimbursed by landlords and amortized against rent expense over the life of the leases.

During fiscal 1998, the Company entered into capital lease obligations approximating $352,000.

During fiscal 1997, the Company acquired twenty-five business centers for $20,496,983 in cash and the assumption of a $308,508 interest bearing note, $925,468 in transaction related liabilities, $756,357 of capital lease obligations and $1,630,673 in tenants' security deposit liabilities. Net assets acquired included net accounts receivable of $690,574, prepaid expenses of $142,647 and security deposits of $138,095.

During fiscal 1997, notes payable to directors of $220,000 were converted to approximately 129,100 shares of Series A convertible preferred stock, $.01 par value.

During fiscal 1997, the Company recorded interest expense of $110,200 related to the issuance of 65,000 shares of common stock, 30,000 of which were issued on June 30, 1996, to a financial institution.

During fiscal 1997, the Company entered into capital lease obligations approximating $380,490.



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      VANTAS Incorporated and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 1999


1. BASIS OF PRESENTATION

BUSINESS

VANTAS Incorporated and Subsidiaries (the "Company"), previously known as ALLIANCE NATIONAL Incorporated, operate 201 business centers in 27 states and the District of Columbia, Mexico and France, and manage 5 others for unrelated property owners, as of December 31, 1999. The Company provides fully furnished individual offices and suites and a full range of telecommunication and business support services to its clients that generally require 2,000 square feet or less of traditional office space. The Company does not own the real estate in which the business centers are located. The Company, through its OfficeAccess(TM) plan, also provides full-time telephone answering and mail room services with access to conference room facilities for businesses and individuals that do not require offices on a full-time basis.

In 1998, the Company changed its fiscal year end from June 30 to December 31. For clarity of presentation herein, the period from July 1, 1998 to December 31, 1998 is referred to as the "Transition Period Ended December 31, 1998" or "Transition Period."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of VANTAS Incorporated and its wholly-owned subsidiaries. The minority interest represented the minority partners' proportionate share of the net equity of the Company's consolidated partnerships as of June 30, 1997 and 1998. All significant intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION
Office rental revenue and support services revenue are recognized as the related services are provided.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

                      VANTAS Incorporated and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from 5-7 years. The Enterprise Resource System is being amortized over 7 years. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

In March 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position (SOP) 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. The SOP, which was adopted by the Company as of January 1, 1999 in connection with the development of their Enterprise Resource System, requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software.

INTANGIBLE ASSETS

Intangible assets consist primarily of goodwill which is the excess of the purchase price over the net assets of acquired companies and is being amortized on the straight-line method primarily over 30 years.

IMPAIRMENT OF LONG-LIVED ASSETS

If there is an event or change in circumstances that indicates that the basis of the Company's long-lived assets or intangibles may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected operating cash flows of the asset or the business center for which the intangible relates over its remaining useful life, on an undiscounted basis, to the carrying amount of the asset or intangible. Such carrying amount would be adjusted, if necessary, to reflect an impairment in the value of the assets or intangibles.

                      VANTAS Incorporated and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

The Company amortizes deferred financing costs over the term of the related debt. As of December 31, 1998 and 1999, accumulated amortization was approximately $675,000 and $1,394,000, respectively.

RECEIVABLES AND CONCENTRATION OF CREDIT RISK

The Company leases office space and provides support services to clients in various industries, ranging in size from small entrepreneurial entities to local offices of international corporations. The Company performs credit evaluations of its clients and generally requires at least two months' rent as a security deposit. The Company's facilities are primarily located throughout the United States which limits the Company's exposure to certain economic risks, based upon local economic conditions.

Cash balances are held primarily at one financial institution and may, at times, exceed insurable amounts. The Company believes it mitigates its risk by investing in or through a major financial institution. Recoverability is dependent upon the performance of the institution.

RENT EXPENSE

Generally accepted accounting principles require that rent expense be recognized on a straight-line basis over the term of the related lease. The difference between the rent expense recognized for financial reporting purposes and the actual payments made in accordance with the lease agreement is recognized as a deferred rent liability.

Rent expense charged to operations for the years ended June 30, 1997, 1998, the Transition Period and the year ended December 31, 1999 exceeded actual rental payments by approximately $528,000, $823,000, $491,000 and $5,969,000, respectively.

As of December 31, 1998 and 1999, the deferred rent liability includes approximately $3,709,000 and $14,400,000, respectively, of deferred credits relating to tenant improvements, which are reimbursed or paid by landlords and amortized against rent expense over the life of the leases.

                      VANTAS Incorporated and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes under the liability method which requires recognition of deferred tax assets and liabilities based upon the expected future tax consequences of events included in the Company's financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

EARNINGS PER SHARE

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," basic earnings per share are computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of common shares outstanding and the dilutive effects of options, warrants and convertible securities.

RECENTLY ISSUED PRONOUNCEMENTS

In fiscal 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The Company has no significant "other comprehensive income" to report for any of the periods presented.

In fiscal 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Company operates and manages its business in one segment, providing business outsourcing services.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant assumptions and estimates

                      VANTAS Incorporated and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATES (CONTINUED)

relate to depreciable lives and recoverability of long-lived assets and intangibles. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current period presentation.

3. ACQUISITIONS

Effective January 1, 1999, two newly formed subsidiaries of the Company were merged (the "Mergers") with and into InterOffice Superholding Corporation ("InterOffice") and Reckson Executive Centers, Inc. ("REC"), respectively. InterOffice and REC collectively owned forty-five business centers. As a result of the Mergers, InterOffice and REC became wholly-owned subsidiaries of the Company and the former shareholders of such entities received 13,325,424 shares of the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock"), and the Company received $8.4 million in cash.

In addition to the Mergers described above, the Company acquired 42 business centers, in 11 acquisitions, for an aggregate purchase price of $43.6 million during the year ended December 31, 1999.

All acquisitions are recorded under the purchase method of accounting.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The pro forma financial information set forth below is based upon the Company's historical consolidated statements of income for the years ended December 31, 1998 and 1999, adjusted to give effect to these acquisitions as of January 1, 1998.

The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the acquisitions occurred on January 1, 1998, nor does it purport to represent the results of operations for future periods.

                      VANTAS Incorporated and Subsidiaries

3. ACQUISITIONS (CONTINUED)

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

                                                           YEARS ENDED DECEMBER 31,
                                                            1998              1999
                                                     --------------------------------------
         Revenues                                    $ 210,053,788     $ 224,350,663
         Net (loss) income                              13,342,557       (14,453,823)
         Net loss applicable to common stock           (40,598,976)      (26,705,686)
         Basic loss per common share                         (8.20)            (5.19)
         Diluted loss per common share                       (8.20)            (5.19)

4. MERGER AND INTEGRATION CHARGES

The Company incurred merger and integration charges of approximately $26.7 million during the year ended December 31, 1999, in connection with the Mergers and certain transactions with Reckson Service Industries ("RSI"), the Company's principal shareholder. Such charges consisted primarily of compensation expense pursuant to the RSI transactions of $23.7 million (see below) and professional fees, business process reengineering and other integration costs related to the Mergers, which aggregated approximately $3.0 million.

On October 29, 1999, RSI entered into agreements with certain shareholders of the Company, including members of the Company's senior management and former members of the Board, relating to the purchase of a portion of such shareholders' securities in the Company, including common stock related to the exercise of vested stock options by members of senior management.

The employee shares were sold simultaneously with the exercise of options by senior management and RSI satisfied its purchase obligation with shares of its common stock. The Company received promissory notes from each of the employees in the aggregate amount of $945,072 in respect of the exercise price of their options. These notes are included as a reduction to stockholders' equity. The difference between the fair market value of the RSI shares received by the employees and the cost of the Company's common stock amounted to approximately $12.5 million and was recorded as compensation expense and an increase to additional paid-in capital. In addition, under the terms of the agreements, the Company was obligated to pay applicable income taxes of approximately $339,000 related to the compensation expense associated with the exercise

                      VANTAS Incorporated and Subsidiaries

4. MERGER AND INTEGRATION CHARGES (CONTINUED)

of such options, subject to certain qualifications relating to those individuals remaining in the employ of the Company. The Company recorded approximately $10.9 million in compensation expense for income taxes to be paid on behalf of the employees. These charges are included in accrued expenses as of December 31, 1999 and in Merger and Integration charges for the year ended December 31, 1999.

5. PROPERTY AND EQUIPMENT

Property and equipment consists of:

                                                                          DECEMBER 31,
                                                                     1998              1999
                                                            ------------------------------------
         Office equipment, furniture and fixtures             $    21,649,976   $   63,351,649
         Enterprise Resource System                                         -        5,510,469
         Leasehold improvements                                     6,663,780       25,129,065
                                                            ------------------------------------
                                                                   28,313,756       93,991,183
         Less: accumulated depreciation and amortization           (5,189,054)     (13,927,003)
                                                            ------------------------------------
                                                              $    23,124,702   $   80,064,180
                                                            ====================================

Office equipment, furniture and fixtures include approximately $3,003,680 and $5,649,710 of office equipment under capital leases, net of accumulated depreciation of $824,664 and $1,240,410 as of December 31, 1998 and 1999, respectively.

6. INTANGIBLES

Intangible assets consist of:

                                                                          DECEMBER 31,
                                                                     1998              1999
                                                            ------------------------------------
         Goodwill and other intangibles                       $    84,295,771   $    195,944,403
         Less: accumulated amortization                            (2,690,590)        (8,829,375)
                                                            --------------------------------------
                                                              $    81,605,181   $    187,115,028
                                                            ======================================

                      VANTAS Incorporated and Subsidiaries

7. NOTES PAYABLE

On January 16, 1997, the Company entered into a $20 million credit agreement with a lending institution, which was amended on June 24, 1997 to increase the amount of the facility to $40 million and to add additional lending institutions. The credit agreement provided for a $26 million acquisition loan commitment, a $12 million term loan, and a $2 million revolving loan commitment, including letters of credit. The Company also issued 90,958 warrants to the lenders to acquire the Company's common stock at $1.70 per share during the year ended June 30, 1997. All of these warrants were exercised during 1999.

Effective April 15, 1998, the Company increased its existing $40 million credit agreement with various lending institutions to $55 million. The credit agreement provided for a $38 million acquisition loan commitment, a $12 million term loan, and a $5 million revolving loan commitment, including letters of credit.

Effective November 6, 1998, the Company increased the $55 million credit agreement with various lending institutions to $100 million. The credit agreement provided for a $23 million acquisition loan commitment, $70 million term loans, and a $7 million revolving loan commitment, including letters of credit.

Effective August 3, 1999, the Company increased the $100 million credit agreement with various lending institutions to $157.9 million. The credit agreement provides for a $5 million acquisition loan commitment, $127.9 million term loans, and a $25 million revolving loan commitment, including letters of credit.

During 1999, interest on each commitment ranged from LIBOR plus 3.00% (9.5% at December 31, 1999) to LIBOR plus 3.75% (10.25% at December 31, 1999) for a one, three or six month period, at the election of the Company. During 1998, interest on each commitment ranged from LIBOR plus 3.00% (8.56% at December 31, 1998) to LIBOR plus 3.5% (9.06% at December 31, 1998) for a one, three or six month period, at the election of the Company.

The credit agreement contains certain covenants, one of which requires the Company to not exceed a defined maximum ratio of consolidated indebtedness to consolidated earnings before interest, income taxes, depreciation and amortization. In addition, there are also other covenants pertaining to financial ratios and limitations on capital expenditures. Certain of the covenants were amended for the quarter ended December 31, 1999.

                      VANTAS Incorporated and Subsidiaries

7. NOTES PAYABLE (CONTINUED)

Pursuant to the credit agreement, the lending institutions have an assignment of leases and rents associated with the Company's business centers to collateralize the notes payable.

On January 20, 2000, the Company executed an agreement and plan of merger pursuant to which the Company will merge with and into HQ Global Workplaces, Inc. ("HQ") and has obtained long-term financing from an investment group to finance the merger. As part of this financing, the $157.9 million credit agreement will be replaced with this new facility.

ACQUISITION LOAN COMMITMENT

The credit agreement provides the Company with an acquisition loan commitment which allows the Company to make acquisitions subject to certain terms and conditions. As of December 31, 1999, the Company had no borrowings outstanding under the acquisition loan commitment. In accordance with the credit agreement, the Company cannot borrow under the acquisition loan commitment after November 6, 2000. Principal repayments under the acquisition loan commitment shall commence on December 31, 2001 and are based upon percentages of the amount borrowed as follows:

                                                       REPAYMENT
                    PERIOD                             PERCENTAGE
         ---------------------------------      ---------------------------
         December 2001 - September 2002         2.5% quarterly
         December 2002 - September 2003         10% quarterly
         November 2003                          50%

TERM LOANS

The $38,000,000 Term Loan A had $31,000,000 outstanding at December 31, 1999 which requires quarterly principal payments. The final principal payment is due on June 30, 2002.

                      VANTAS Incorporated and Subsidiaries

7. NOTES PAYABLE (CONTINUED)

TERM LOANS (CONTINUED)

The $89,875,000 Term Loan B had $89,625,000 outstanding at December 31, 1999 which requires quarterly principal payments. The final principal payment is due on November 6, 2005.

At December 31, 1999, $21,571,590 of the Term Loan was funded into a cash collateral account that the Company will be permitted to utilize in connection with permitted acquisitions.

The total future principal repayments as of December 31, 1999, for the Term Loans for each of the next five fiscal years are as follows:

                                          TERM A              TERM B              TOTAL
                                 -----------------------------------------------------------
         2000                      $     12,000,000   $        500,000    $     12,500,000
         2001                            14,300,000            500,000          14,800,000
         2002                             4,700,000         15,250,000          19,950,000
         2003                                     -         19,500,000          19,500,000
         2004                                     -         23,751,000          23,751,000
         Thereafter                               -         30,124,000          30,124,000
                                 -----------------------------------------------------------
                                   $     31,000,000   $     89,625,000    $    120,625,000
                                 ===========================================================


REVOLVING LOAN COMMITMENT

The $25,000,000 revolving loan commitment, which expires on November 6, 2003, had no outstanding balance at December 31, 1999.

At December 31, 1999, the Company had outstanding letters of credit of approximately $10,125,000 for landlord security deposits which reduced the borrowings available under the revolving loan commitment.

The carrying value of the notes payable approximates its fair value as of December 31, 1998 and 1999.

                      VANTAS Incorporated and Subsidiaries

8. CAPITAL LEASES

The Company is the lessee of office equipment under a number of capital leases expiring at various dates through 2003.

Minimum future lease payments under capital leases as of December 31, 1999 for each of the next four years are approximately:

         2000                                              $     1,298,480
         2001                                                      458,563
         2002                                                      195,453
         2003                                                       29,388
                                                         ------------------
         Total minimum lease payments                            1,981,884
         Less: amount representing interest                       (216,860)
                                                         ------------------
         Present value of minimum lease payments           $     1,765,024
                                                         ==================

9. TRANSACTIONS WITH AFFILIATES

In addition to the RSI transaction described in Note 4, the Company also is a tenant under nine leases with Reckson Operating Partnership, L.P., an affiliate of RSI. For the year ended December 31, 1999, the Company paid approximately $3.4 million, in the aggregate, for rent and other charges under such leases.

For the year ended December 31, 1999, the Company paid OnSite Access, Inc., an affiliate of RSI, approximately $346,000 for providing internet access and telecommunication services.

10. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company and its subsidiaries lease certain business center facilities and their corporate offices under noncancellable operating leases expiring at various dates through 2014. Certain of these noncancellable operating leases provide for renewal options.

                      VANTAS Incorporated and Subsidiaries

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

OPERATING LEASES (CONTINUED)

Minimum future rental payments under these noncancellable operating leases for each of the next five years and in the aggregate as of December 31, 1999, are approximately:

         2000                                       $      87,933,000
         2001                                              86,677,000
         2002                                              79,617,000
         2003                                              75,162,000
         2004                                              67,324,000
         Thereafter                                       215,484,000
                                                  --------------------
                                                    $     612,197,000
                                                  ====================

The Company is also generally obligated to reimburse the lessor for its proportionate share of operating expenses, which are not included in the above amounts.

EMPLOYMENT CONTRACTS

The Company has employment contracts with several executive and non-executive employees which expire at various times through 2002 and include in some cases automatic renewal options. These contracts provide for minimum annual base salaries with annual increases and performance bonuses. The minimum annual base salary under the employment contracts in the aggregate are as follows:

         2000                                        $       1,678,802
         2001                                                1,402,894
         2002                                                  543,598
                                                   --------------------
                                                     $       3,625,294
                                                   ====================

CUSTODIAL ACCOUNTS

The Company acts as a trustee in connection with business centers that it manages for unrelated property owners. The cash held in trust and not reflected on the accompanying consolidated balance sheets approximated $1,036,000 and $1,910,000 as of December 31, 1998 and 1999, respectively.

                      VANTAS Incorporated and Subsidiaries

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER

There are pending claims and litigation against the Company arising in the ordinary course of business. Management believes, after consultation with counsel, that these actions will not have a material adverse effect on the Company's results of operations.

11. INCOME TAXES

The (benefit) provision for income taxes consists of the following:

                                                                                  TRANSITION
                                                                                 PERIOD ENDED          YEAR ENDED
                                                   YEARS ENDED JUNE 30,           DECEMBER 31,        DECEMBER 31,
                                                 1997               1998              1998                1999
                                    ------------------------------------------------------------------------------
     Current:
        Federal                       $        65,000     $       260,000    $       521,000    $             -
        Foreign                                     -                   -                  -            100,000
        State and local                        40,000             330,900            164,000            600,000
                                    ------------------------------------------------------------------------------
                                              105,000             590,900            685,000            700,000
     Deferred:
        Federal                            (1,269,985)          1,792,735            566,000         (3,291,289)
        State and local                      (224,115)            316,365            159,000           (249,349)
                                    ------------------------------------------------------------------------------
                                           (1,494,100)          2,109,100            725,000         (3,540,638)
                                    ------------------------------------------------------------------------------
     Total (benefit) provision        $    (1,389,100)    $     2,700,000    $     1,410,000    $    (2,840,638)
                                    ==============================================================================

                      VANTAS Incorporated and Subsidiaries

11. INCOME TAXES (CONTINUED)

The following is a reconciliation of the income tax (benefit) expense computed using the statutory federal income tax rate to the actual income tax (benefit) expense and its effective income tax rate:

                                                                             TRANSITION
                                                                             PERIOD ENDED      YEAR ENDED
                                             YEARS ENDED JUNE 30,            DECEMBER 31,     DECEMBER 31,
                                            1997               1998              1998             1999
                                    -------------------------------------------------------------------------
Income tax (benefit) expense at
  federal statutory rate            $      507,454    $    2,308,440     $    1,138,804    $   (8,248,119)
State and local income taxes, net
  of federal income tax benefit             26,400           427,195            213,393           (35,870)
Valuation allowance                              -                 -                  -         4,515,000
Nondeductible goodwill                           -            17,074             62,222           928,428
Reduction in valuation
  allowance                             (2,001,200)                -                  -                 -
Impact of tax settlement                    56,000                 -                  -                 -
Other, net                                  22,246           (52,709)            (4,419)              (77)
                                   --------------------------------------------------------------------------
                                   $   (1,389,100)    $    2,700,000     $    1,410,000    $   (2,840,638)
                                   ==========================================================================

                      VANTAS Incorporated and Subsidiaries

11. INCOME TAXES (CONTINUED)

The deferred tax effects of temporary differences as of December 31, 1998 and 1999 are as follows:

                                                                       DECEMBER 31,
                                                                  1998              1999
                                                         ------------------------------------
         Deferred tax assets:
            Accounts receivable allowance                  $      174,000   $      332,000
            AMT credit carryforward                                     -          252,000
            Deferred rent payable                                 969,000        3,532,000
            Net operating losses                                        -       10,302,000
                                                         ------------------------------------
                                                                1,143,000       14,418,000
         Less: valuation allowance                                      -       (4,515,000)
                                                         ------------------------------------
                                                                1,143,000        9,903,000
                                                         ------------------------------------
         Deferred tax liabilities:
            Fixed assets                                         (429,000)      (4,665,000)
            Intangibles                                        (2,054,000)      (2,966,000)
            Other                                                       -         (141,000)
                                                         ------------------------------------
                                                               (2,483,000)      (7,772,000)
                                                         ------------------------------------
         Net deferred tax asset (liability)
            after valuation allowance                      $   (1,340,000)  $    2,131,000
                                                         ====================================

FAS Statement 109 requires a valuation allowance to be recorded to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, a $4,515,000 valuation allowance is required at December 31, 1999.

At December 31, 1999, the Company has available unused net operating loss carryforwards of approximately $26 million, which principally expire in fiscal year 2019.

                      VANTAS Incorporated and Subsidiaries

12. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per common share:

                                                                                   TRANSITION
                                                                                  PERIOD ENDED      YEAR ENDED
                                                       YEARS ENDED JUNE 30,       DECEMBER 31,     DECEMBER 31,
                                                       1997            1998           1998              1999
                                                  -----------------------------------------------------------------
      Numerator:
         Net income (loss)                         $   2,881,612   $  4,089,528    $  1,939,423   $  (21,419,146)
         Accretion of preferred stock                   (846,437)   (14,300,008)     (7,303,669)     (12,251,863)
                                                  -----------------------------------------------------------------
      Numerator for basic earnings per share-
         income (loss) applicable to common stock  $   2,035,175   $(10,210,480)   $ (5,364,246)  $  (33,671,009)

         Effect of dilutive securities:
           Accretion of preferred stock                  846,437              -               -                -
                                                  -----------------------------------------------------------------
      Numerator for diluted earnings per
         share-income (loss) applicable to common
         stock after assumed conversions           $   2,881,612   $(10,210,480)   $ (5,364,246)  $  (33,671,009)
                                                  =================================================================
      Denominator:
         Denominator for basic earnings per
           share-weighted average shares               4,835,029      4,954,035       4,951,325        5,141,996
         Effect of dilutive securities:
           Stock options                                 314,170              -               -                -
           Warrants                                            -              -               -                -
           Convertible preferred stock                 4,348,869              -               -                -
                                                  -----------------------------------------------------------------
      Dilutive potential common shares                 4,663,039              -               -                -
                                                  -----------------------------------------------------------------
      Denominator for diluted earnings per
         share-adjusted weighted  average shares
         and assumed conversions                       9,498,068      4,954,035       4,951,325        5,141,996
                                                  =================================================================

Options and warrants to purchase 3,653,119, 4,158,706, 4,288,706 and 4,050,352 shares of common stock were outstanding as of June 30, 1997, June 30, 1998, December 31, 1998 and December 31, 1999, respectively, but were not included in the computation of diluted earnings per share because their effect would have been anti-dilutive. Additionally, 10,797,562 and 29,837,272 shares of convertible preferred stock were outstanding as of December 31, 1998 and 1999, respectively, but were not included in the computation of diluted earnings per share because their effect would also have been anti-dilutive.

                      VANTAS Incorporated and Subsidiaries

13. STOCK OPTION PLANS

During the year ended December 31, 1999, the Company's Board of Directors approved the adoption of the 1999 Stock Option Plan ("1999 Plan"). The 1999 Plan provides for the issuance of either incentive or non-qualified stock options to key employees, directors and consultants. Under the 1999 Plan, options may be granted at prices, terms and vesting to be determined by the Company's Board of Directors. Incentive stock options shall not have an exercise price less than the fair market value of the Company's common stock on the date of the grant. Options granted under this plan expire ten years from the date of grant and vest over a three-year period. Under certain conditions, these options may vest on an accelerated basis. The maximum aggregate number of shares of Class A Common Stock available for award under the 1999 Plan shall be 2,851,000, subject to adjustment for stock splits, dividends or otherwise. During 1999, non-qualified stock options to purchase 2,214,000 shares were granted under this plan. There were no incentive stock options granted in 1999. At December 31, 1999, non-qualified options to purchase 2,075,000 shares were outstanding under the plan after the reduction of 139,000 forfeitures during 1999. None of such shares were vested at December 31, 1999. There were 776,000 option shares available for grant at December 31, 1999.

During the Transition Period, options were granted by the Company's Board of Directors to a key executive, to acquire 200,000 shares of common stock. The options vested immediately and expire five years from the date of grant.

During fiscal 1997, the Company's Board of Directors approved the adoption of the 1996 Stock Option Plan ("1996 Plan"). The 1996 Plan provided for the issuance of non-qualified stock options to key employees, directors and consultants. Under the 1996 Plan, options were granted at prices determined by the Company's Board of Directors, but in no case were priced less than $2.00 per share. Options granted under this plan expire ten years from the date of grant and vest over a ten-year period. As a result of certain transactions during 1999, all of the Company's outstanding stock options issued under the 1996 Stock Option Plan became fully vested. Options granted during fiscal 1997 and 1998 to acquire 1,225,000 and 220,750 shares of common stock, respectively, were granted under this plan. At December 31, 1999, 766,256 options were outstanding and fully vested under the 1996 Plan and no further options were available for grant.

                      VANTAS Incorporated and Subsidiaries

13. STOCK OPTION PLANS (CONTINUED)

Certain options, granted in 1996 and 1997, prior to the adoption of the 1996 Plan, generally vested immediately, expire five years from the date of grant and are exercisable at prices that in the Board's opinion were equal to or exceeded the fair market value of the Company's common stock on the date of grant. Certain options granted in 1996, to acquire 440,000 shares of common stock expire seven years from the date of grant and vest over a three-year period. At December 31, 1999, 940,000 of such options were outstanding and fully vested.

                      VANTAS Incorporated and Subsidiaries

13. STOCK OPTION PLANS (CONTINUED)

The following is a summary of the non-qualified stock options activity for the years ended June 30, 1997 and 1998, the Transition Period Ended December 31, 1998 and the year ended December 31, 1999:

                                                     YEARS ENDED JUNE 30,             TRANSITION PERIOD ENDED        YEAR ENDED
                                                 1997                    1998            DECEMBER 31, 1998       DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                                      WEIGHTED                WEIGHTED               WEIGHTED               WEIGHTED
                                                       AVERAGE                AVERAGE                AVERAGE                AVERAGE
                                                      EXERCISED              EXERCISED              EXERCISED              EXERCISED
                                          SHARES        PRICE      SHARES      PRICE      SHARES      PRICE       SHARES     PRICE
                                      ----------------------------------------------------------------------------------------------
Outstanding at beginning of period       1,000,000   $  1.16     2,725,000   $  1.68    2,525,250   $  1.98      2,655,250   $ 2.26
Granted                                  1,725,000      2.00       220,750      2.86      200,000      6.00      2,214,000     6.00
Exercised                                        -      -         (420,000)     0.50            -      -          (597,994)    1.68
Forfeited                                        -      -                -      -               -      -          (139,000)    6.00
Retired                                          -      -             (500)     2.00      (70,000)     2.98       (151,000)    2.02
                                      -------------            ------------            -----------             ------------
Options outstanding, end of period       2,725,000   $  1.68     2,525,250   $  1.98    2,655,250   $  2.26      3,981,256   $ 4.30
                                      =============            ============            ===========             ============
Options exercisable, end of period       1,280,000   $  1.34     1,092,500   $  1.81    1,186,583   $  1.82      1,906,256   $ 2.46
                                      =============            ============            ===========             ============
Options available for grant, end of
   period                                  245,000                  24,250                      -                  776,000
                                      =============            ============            ===========             ============
Weighted-average fair value of
   options granted during the period                 $  0.22                 $  0.61                $  0.11                  $ 0.02
                                                 ==============            ============           =============            =========

                      VANTAS Incorporated and Subsidiaries

13. STOCK OPTION PLANS (CONTINUED)

The exercise prices for options outstanding as of December 31, 1999 range from $2.00 to $6.00 per share. The weighted average remaining contractual life for options outstanding as of December 31, 1999 is approximately 7 years.

The Company has elected to adopt the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized with regard to options granted under the Plan in the accompanying consolidated financial statements. If stock-based compensation costs had been recognized based on the estimated fair values at the dates of grant for options awarded during the years ended June 30, 1997 and 1998, the Transition Period Ended December 31, 1998 and the year ended December 31, 1999, the Company's net income and earnings per share would have been as follows :

                                                                              TRANSITION
                                                                             PERIOD ENDED     YEAR ENDED
                                                 YEARS ENDED JUNE 30,         DECEMBER 31,    DECEMBER 31,
                                                1997            1998             1998           1999
                                       ----------------------------------------------------------------

         Net (loss) income as reported   $    2,881,612  $    4,089,528  $    1,939,423  $ (21,419,146)
         Net (loss) income - pro forma        2,752,612       4,049,598       1,909,131    (21,547,146)
         Basic (loss) earnings per
            common share - as reported            0.42           (2.06)          (1.08)          (6.55)
         Basic (loss) earnings per
            common share - pro forma              0.39           (2.07)          (1.09)          (6.57)
         Diluted (loss) earnings per
            common share - as reported            0.30           (2.06)          (1.08)          (6.55)
         Diluted (loss) earnings per
            common share - pro forma              0.29           (2.07)          (1.09)          (6.57)

The weighted average fair value of each option has been estimated on the date of grant using the Black-Scholes options pricing model with the following weighted average assumptions used for grants for the years ended June 30, 1997 and 1998, the Transition Period Ended December 31, 1998 and the year ended December 31, 1999, respectively: no dividend yield; expected volatility of 0%, risk free interest rates of 6.2%, 5.7%, 5.3% and 5.4%, respectively; and expected lives approximating 5 years.

                      VANTAS Incorporated and Subsidiaries

14. BENEFIT PLAN

The Company has a 401(k) voluntary savings and investment plan (the "Plan") open to all employees who meet certain minimum requirements. The Company can make voluntary contributions to the Plan not to exceed 6% of eligible participant compensation. Participants vest 100% in Company contributions after 3 years of service. The Company contributed approximately $21,000, $95,000, $86,000 and $507,000 to the Plan for the years ended June 30, 1997 and 1998, the Transition Period Ended December 31, 1998 and the year ended December 31, 1999, respectively.

15. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In connection with the Mergers, the Company authorized 15,000,000 shares of Series C Preferred Stock, which ranks on parity with the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock ("Series A Preferred Stock" and "Series B Preferred Stock", respectively). Except for certain class voting rights and except for the conversion feature described below, the Series C Preferred Stock has substantially identical terms as the Series A Preferred Stock and Series B Preferred Stock. If the original holders of the Series C Preferred Stock or certain of their permitted transferees are the holders of the Series C Preferred Stock at the time of conversion thereof, the Series C Preferred Stock will be converted into Class B Common Stock ("Class B Common Stock") which will have identical terms and conditions as the Company's Class A Common Stock ("Class A Common Stock") (formerly the Common Stock), except that such Class B Common Stock will carry the right to elect a specified number of directors, not to exceed four, following an initial public offering.

During the year ended December 31, 1999, the Company authorized 5,200,000 shares and issued 5,109,873 shares of Series D Convertible Preferred Stock ("Series D Preferred Stock") at $5.25 per share for net proceeds of approximately $26.5 million (net of issuance costs of $284,450). The Series D Preferred Stock has a liquidation preference of $5.25 per share.

The Series D Preferred Stock ranks pari passu with the Company's Series E Convertible Preferred Stock ("Series E Preferred Stock"), and senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, with respect to liquidation. The Series D Preferred Stock is convertible into the Company's Class B Common Stock on a one-for-one basis, or at the election of the shareholder into the Company's Class A Common Stock.

                      VANTAS Incorporated and Subsidiaries

15. REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

During the year ended December 31, 1999, the Company authorized 1,000,000 shares and issued 604,413 shares of Series E Preferred Stock at $5.25 per share for net proceeds of approximately $3.1 million (net of issuance costs of $99,467). The Series E Preferred Stock has a liquidation preference of $5.25 per share. The Series E Preferred Stock ranks pari passu with the Company's Series D Preferred Stock, and senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock with respect to liquidation. The Series E Preferred Stock is convertible into the Company's Class A Common Stock on a one-for-one basis.

During the Transition Period, the Company issued 817,853 shares of Series B Preferred Stock to acquire the remaining interests in all of its seven controlled partnerships. Concurrent with this transaction, the Company issued 480,236 shares of Series B Preferred Stock for net proceeds of $2,266,121 (net of issuance costs of $15,000). The Company also issued 200,000 shares of Series B Preferred Stock to a key executive in exchange for a recourse note of $950,000, due on August 4, 2001, bearing interest at the rate of 5.48%, payable annually.

During fiscal 1998, the Company authorized 3,500,000 shares and issued 1,730,062 shares of Series B Preferred Stock for net proceeds of $7,874,400 (net of issuance costs of $343,395). In connection with the Series B Preferred Stock offering, the Company issued 54,380 warrants to purchase the Company's common stock. The warrants are exercisable at $4.75 per share and the 15,810 remaining outstanding warrants expire on April 30, 2003.

During fiscal 1997, the Company authorized and issued 7,574,711 shares of Series A Preferred Stock for net proceeds of $11,257,610 (net of issuance costs of $1,430,455) and the conversion of $220,000 in notes payable to directors. In connection with the Series A Preferred Stock offering, the Company issued 1,488,119 warrants to purchase the Company's common stock.

The Series A and Series B Preferred Stock rank on a parity with each other and with the Series C Preferred Stock and senior to the Company's common stock with respect to payment of dividends and liquidation preferences. The holders of Preferred Stock are entitled to non-cumulative cash dividends when and as declared by the Company's Board of Directors in an amount equal to any equivalent per share cash dividend declared on the common stock. The shares of the Series A Preferred Stock and Series B Preferred Stock

                      VANTAS Incorporated and Subsidiaries

15. REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

are convertible, in whole or in part, at any time prior to November 15, 2004, at the option of the holder, into an equivalent number of shares of Class A Common Stock (subject to adjustments for certain dilutive events). Mandatory conversion of such shares into Class A Common Stock will occur at the conversion rate described in the preceding sentence upon an initial public offering meeting certain quantitative standards.

Upon the occurrence of certain liquidation events, the holders of Preferred Stock shall be entitled to receive an amount per share equal to $1.7041 (in the case of the Series A Preferred Stock), $4.75 (in the case of the Series B Preferred Stock and Series C Preferred Stock) or $5.25 (in the case of Series D Preferred Stock and Series E Preferred Stock), plus a cumulative return computed on each such amount at the rate of 8% per annum for the period for which such shares were outstanding less the aggregate amount of all declared and paid cash dividends on such shares, if any. The holders of Preferred Stock are entitled to vote, on any matter requiring shareholder vote, equivalent to the number of shares of common stock into which such shares are convertible.

In the event that there has not been an initial public offering or a merger involving the Company, in each case meeting certain standards, by November 15, 2001, the holders of the outstanding shares of the preferred stock may require the Company to repurchase (the "Put") such shares at a price per share equal to the greater of (i) $1.7041 (in the case of the Series A Preferred Stock), $4.75 (in the case of the Series B Preferred Stock and Series C Preferred Stock), and $5.25 (in the case of Series D Preferred Stock and Series E Preferred Stock) plus a cumulative return computed on each such amount at the rate of 8% per annum for the period for which such shares were outstanding less the aggregate amount of all declared and paid cash dividends on such shares, if any, or (ii) the appraised value of the common stock into which the Preferred Stock is then convertible. The exercise of the Put requires participation by 66-2/3% of the then outstanding series of Preferred Stock and is subject to the consent of the Company's senior lender.

In connection with the Put, at each balance sheet date the Company is accreting the difference between the carrying value of the preferred stock and the estimated maximum repurchase price as a reduction in retained earnings. The aggregate reduction as of December 31, 1999, was $34,701,977.

                      VANTAS Incorporated and Subsidiaries

16. TRANSITION PERIOD COMPARATIVE DATA

                                                                             SIX MONTHS ENDED
                                                                                 DECEMBER 31,
                                                                           1998              1997
                                                                       -------------------------------
                                                                                         (UNAUDITED)

Revenues                                                               $ 54,057,186     $ 27,179,231
                                                                       ===============================

Contribution from operation of business centers                        $ 11,946,881     $  6,605,804
                                                                       ===============================

Income before income taxes                                             $  3,349,423     $  3,266,256

Provision for income taxes                                                1,410,000        1,305,000
                                                                       -------------------------------
Net income                                                             $  1,939,423     $  1,961,256
                                                                       ===============================
Net (loss) income applicable to
   common stock                                                        $ (5,364,246)    $  1,290,736
                                                                       ===============================

Share information:
Basic earnings:
   Net (loss) income per common share                                  $      (1.08)    $       0.27
                                                                       ===============================
   Average shares outstanding                                             4,951,325        4,843,468
                                                                       ===============================

Diluted earnings:
   Net (loss) income per common share                                  $      (1.08)    $       0.16
                                                                       ===============================
   Average shares outstanding                                             4,951,325       12,591,972
                                                                       ===============================

17. SUBSEQUENT EVENTS

On January 5, 2000, the Company issued 2,072,745 shares of Series E Convertible Preferred Stock to RSI at a price of $5.25 per share. In connection with the offering, the Company increased the authorized preferred stock to 33.5 million shares and the authorized common stock to 63.5 million shares, of which 41.0 million shares are designated as Class A Common Stock and 22.5 million shares are designated as Class B Common Stock.

                      VANTAS Incorporated and Subsidiaries

17. SUBSEQUENT EVENTS (CONTINUED)

On January 20, 2000, the Company executed an agreement and plan of merger (the "HQ Merger Agreement") pursuant to which the Company will be merged (the "HQ Merger") with and into HQ Global Workplaces, Inc. ("HQ").

In connection with the HQ Merger, (i) each share of the common stock of the Company will be converted into the right to receive $8.00 per share in cash;
(ii) each share of the convertible preferred stock of the Company that is outstanding will be converted into the right to receive that number of shares of the surviving corporation that equal to the product of the number of shares of the common stock of the Company that such shareholder would have been entitled to receive had it converted its shares immediately prior to the HQ Merger and the Conversion Ratio (as defined in the HQ Merger Agreement); and (iii) each option and warrant to purchase the common stock of the Company, other than options under the 1996 Plan, will be converted into the right to receive a per share cash amount equal to $8.00, less the exercise price for such options or warrants, as the case may be, subject, in each case, to adjustment as provided in the HQ Merger Agreement. In connection with the HQ Merger, the Company established a $35 million letter of credit as a deposit to HQ in the event the HQ Merger is not consummated under certain circumstances.

Effective January 2000, a wholly-owned subsidiary of the Company acquired the stock of an entity that owned a business center for a cash purchase price of $779,000.

                              Supplemental Schedule

                      VANTAS Incorporated And Subsidiaries

                 Schedule II - Valuation And Qualifying Accounts


                                                                            ADDITIONS
                                                               ------------------------------------
                                                                                  CHARGED TO
                                                 BALANCE AT       CHARGED TO       OTHER                           BALANCE AT
                                                BEGINNING OF      COSTS AND       ACCOUNTS        DEDUCTIONS -       END OF
                  DESCRIPTION                      PERIOD          EXPENSES       RECEIVABLE       DESCRIBE (1)      PERIOD
                                              --------------------------------------------------------------------------------

Year ended December 31, 1999                    $   401,000     $  1,291,485    $      -        $   831,485      $    861,000
                                              ================================================================================

Transition period ended December 31, 1998
   Allowance for doubtful accounts              $   266,000     $    250,672    $      -        $   115,672      $    401,000
                                              ================================================================================

Year ended June 30, 1998
   Allowance for doubtful accounts              $   257,000     $    387,900    $      -        $   378,900      $    266,000
                                              ================================================================================

Year ended June 30, 1997
   Allowance for doubtful accounts              $    55,000     $    205,688    $      -        $     3,688      $    257,000
                                              ================================================================================

(1) Accounts written off.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         RECKSON SERVICE INDUSTRIES, INC.



                                         By:  /s/ Michael Maturo
                                             _______________________________
                                              Michael Maturo
                                              Executive Vice President,
                                              Chief Financial Officer and
                                                Treasurer


Date:  February 28, 2000